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                                  $125,000,000

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                                      AMONG


                           BELDEN & BLAKE CORPORATION,
                                   AS BORROWER


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                               ABLECO FINANCE LLC,
                 AS COLLATERAL AGENT AND AS ADMINISTRATIVE AGENT


                                       AND


                          FOOTHILL CAPITAL CORPORATION,
                                AS FUNDING AGENT



                           DATED AS OF AUGUST 23, 2000

--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1.   DEFINITIONS......................................................2

   Section 1.1   Defined Terms................................................2
   Section 1.2   Other Definitional Provisions................................22

SECTION 2.   THE LOANS........................................................23

   Section 2.1   Commitments..................................................23
   Section 2.2   Making the Loans.............................................24
   Section 2.3   Notes; Repayment of Loans....................................27
   Section 2.4   Interest.....................................................27

Section 2.5   Reduction of Commitment; Prepayment of Loans....................28

   Section 2.6   Fees.........................................................29
   Section 2.7   Securitization...............................................30
   Section 2.8   Taxes........................................................31

SECTION 3.   LETTERS OF CREDIT................................................33

   Section 3.1   Letter of Credit Guaranty....................................33
   Section 3.2   Participations...............................................35

Section 3.3   Letters of Credit...............................................36


SECTION 4.   FEES, PAYMENTS AND OTHER COMPENSATION............................36

   Section 4.1   Audit and Collateral Monitoring Fees.........................36
   Section 4.2   Payments; Computations and Statements........................36
   Section 4.3   Sharing of Payments, Etc.....................................38
   Section 4.4   Apportionment of Payments....................................38
   Section 4.5   Increased Costs and Reduced Return...........................39

SECTION 5.   REPRESENTATIONS AND WARRANTIES...................................41

   Section 5.1   Financial Condition..........................................41
   Section 5.2   No Change....................................................42
   Section 5.3   Corporate Existence; Compliance with Law.....................42
   Section 5.4   Corporate Power; Authorization; Enforceable Obligations......42
   Section 5.5   No Legal Bar.................................................42
   Section 5.6   No Material Litigation.......................................43
   Section 5.7   No Default...................................................43
   Section 5.8   Ownership of Property; Liens.................................43
   Section 5.9   Intellectual Property........................................43

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                                                                            ----

   Section 5.10  No Burdensome Restrictions...................................44
   Section 5.11  Taxes........................................................44
   Section 5.12  Federal Reserve Regulations..................................44
   Section 5.13  ERISA........................................................44
   Section 5.14  Investment Company Act; Other Regulations....................45
   Section 5.15  Subsidiaries.................................................45
   Section 5.16  Purpose of Loans.............................................45
   Section 5.17  Environmental Matters........................................45
   Section 5.18  No Material Misstatements....................................46
   Section 5.19  Capitalization of the Borrower...............................47
   Section 5.20  Location of Real Property and Leased Premises................47
   Section 5.21  Solvency.....................................................47
   Section 5.22  Labor Matters................................................48
   Section 5.23  Insurance....................................................48
   Section 5.24  Future Commitments...........................................48
   Section 5.25  Security Documents...........................................48
   Section 5.26  Nature of Business...........................................49
   Section 5.27  Year 2000....................................................49
   Section 5.28  Location of Bank Accounts....................................49
   Section 5.29  Material Contracts...........................................49
   Section 5.30  Holding Company Act..........................................50
   Section 5.31  Bankruptcy Filing............................................50
   Section 5.32  [Intentionally Omitted.].....................................50
   Section 5.33  Location of Inventory; Place of Business; Chief
                      Executive Office........................................50
   Section 5.34  Hedging Agreements...........................................50
   Section 5.35  Inactive Subsidiaries........................................50

SECTION 6.  CONDITIONS PRECEDENT..............................................50

   Section 6.1   Conditions to Initial Extensions of Credit...................50
   Section 6.2   Conditions to Each Extension of Credit.......................54

SECTION 7.   AFFIRMATIVE COVENANTS............................................55

   Section 7.1   Financial Statements.........................................55
   Section 7.2   Certificates; Other Information..............................58
   Section 7.3   Payment of Obligations.......................................59
   Section 7.4   Conduct of Business and Maintenance of Existence;
                   Compliance with Law and Contractual Obligations............59
   Section 7.5   Maintenance of Property; Insurance...........................59
   Section 7.6   Inspection of Property; Books and Records;
                      Discussions.............................................60
   Section 7.7   Notices......................................................60
   Section 7.8   Environmental Laws...........................................61
   Section 7.9   Further Assurances...........................................62
   Section 7.10  Additional Collateral........................................62
   Section 7.11  Collateral Value.............................................63
   Section 7.12  [Intentionally Omitted]......................................63
   Section 7.13  Maintenance and Operation of Property........................63

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                                                                            Page
                                                                            ----
   Section 7.14  Subordination................................................64
   Section 7.15  Borrowing Base...............................................64
   Section 7.16  Change in Collateral; Collateral Records.....................64
   Section 7.17  Landlord Waivers; Collateral Access Agreements...............64
   Section 7.18  Additional Collateral Reviews................................65

SECTION 8.   NEGATIVE COVENANTS...............................................65

   Section 8.1   Financial Covenant Conditions................................65
   Section 8.2   Limitation on Indebtedness...................................66
   Section 8.3   Limitation on Liens..........................................67
   Section 8.4   Limitation on Guarantee Obligations..........................68
   Section 8.5   Limitation on Fundamental Changes............................69
   Section 8.6   Limitation on Sale of Assets.................................69
   Section 8.7   Limitation on Dividends......................................71
   Section 8.8   Limitation on Investments, Loans and Advances................71
   Section 8.9   Limitation on Optional Payments and Modifications of Debt
                      Instruments, Other Material Agreements..................72
   Section 8.10  Limitation on Transactions with Affiliates...................72
   Section 8.11  Limitation on Sales and Leasebacks...........................73
   Section 8.12  Limitation on Changes in Fiscal Year.........................73
   Section 8.13  Limitation on Negative Pledge Clauses........................73
   Section 8.14  Limitation on Lines of Business..............................73
   Section 8.15  Redeemable Capital Stock.....................................73
   Section 8.16  Forward Sales................................................73
   Section 8.17  Hedging Agreements...........................................73

SECTION 9.   EVENTS OF DEFAULT................................................74


SECTION 10.   AGENTS..........................................................77

   Section 10.1  Appointment..................................................77
   Section 10.2  Nature of Duties.............................................78
   Section 10.3  Rights, Exculpation, Etc.....................................78
   Section 10.4  Reliance.....................................................79
   Section 10.5  Indemnification..............................................79
   Section 10.6  Agents Individually..........................................79
   Section 10.7  Successor Agent..............................................80
   Section 10.8  Collateral Matters...........................................80
   Section 10.9  Collateral Sub-Agents........................................82
   Section 10.10 Rights of Agents.............................................82

SECTION 11.   MISCELLANEOUS...................................................82

   Section 11.1  Notices, Etc.................................................82
   Section 11.2  Amendments, Etc..............................................84
   Section 11.3  No Waiver; Remedies, Etc.....................................84
   Section 11.4  Expenses; Taxes; Attorneys' Fees.............................85
   Section 11.5  Right of Set-off.............................................86

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   Section 11.6  Severability.................................................86
   Section 11.7  Assignments and Participations...............................86
   Section 11.8  Counterparts.................................................89
   SECTION 11.9  GOVERNING LAW................................................89
   SECTION 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE........89
   SECTION 11.11 WAIVER OF JURY TRIAL, ETC....................................90
   Section 11.12 Consent by the Agents and Lenders............................90
   Section 11.13 No Party Deemed Drafter......................................90
   Section 11.14 Reinstatement; Certain Payments..............................90
   Section 11.15 Indemnification..............................................91
   Section 11.16 Records......................................................91
   Section 11.17 Binding Effect...............................................91
   Section 11.18 Confidentiality..............................................92
   Section 11.19 No Novation..................................................92
   Section 11.20 Interest.....................................................93
   Section 11.21 Releases of Collateral.......................................94

SECTION 12.   MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE
              AND OTHER COLLATERAL............................................95

   Section 12.1  Collection of Accounts Receivable; Management of
                      Collateral..............................................95
   Section 12.2  Accounts Receivable Documentation............................97
   Section 12.3  Status of Accounts Receivable and Other Collateral...........97
   Section 12.4. Collateral Custodian.........................................98

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SCHEDULES AND EXHIBITS
----------------------

Schedule 1.1(a)        Commitments
Schedule 1.1(b)        Persons Deemed Not to be Wholly-Owned Subsidiaries
Schedule 5.1           Material Changes since December 31, 1999
Schedule 5.9           Intellectual Property
Schedule 5.15          Subsidiaries
Schedule 5.17          Environmental Matters
Schedule 5.19          Capitalization
Schedule 5.20A         Owned Real Property (other than Oil and Gas Properties)
Schedule 5.20B         Leased Real Property (other than Oil and Gas Properties)
Schedule 5.20C         Real Property Constituting Oil and Gas Properties
Schedule 5.25          Financing Statements
Schedule 5.28          Location of Bank Accounts
Schedule 5.29          Material Contracts
Schedule 5.33          Location of Hydrocarbon Products
Schedule 5.34          Hedging Agreements
Schedule 6.1           Sources and Uses
Schedule 7.16          Collateral Locations
Schedule 8.2           Existing Indebtedness
Schedule 8.3           Existing Liens
Schedule 8.4           Guarantee Obligations
Schedule 8.6           Issuance of Capital Stock to Employees
Schedule 8.11          Sale and Leaseback Transactions
Schedule 12.1          Lockboxes

Exhibit A-1            Form of Revolving Credit Note
Exhibit A-2            Form of Term Loan Note
Exhibit B              Form of Notice of Borrowing
Exhibit C-1            Form of Corporate Opinion
Exhibit C-2            Form of Michigan Opinion
Exhibit C-3            Form of Ohio Opinion
Exhibit C-4            Form of New York and Pennsylvania Opinion
Exhibit C-5            Form of Opinion of Corporate Counsel
Exhibit D-1            Form of Michigan Mortgage
Exhibit D-2            Form of New York Mortgage
Exhibit D-3            Form of Ohio Mortgage
Exhibit D-4            Form of Pennsylvania Mortgage
Exhibit E              Form of Borrowing Base Certificate
Exhibit F              [Intentionally Omitted]
Exhibit G              Form of Release Certificate
Exhibit PV-10          PV-10 Value Calculation

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

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 23, 2000, among Belden & Blake Corporation, an Ohio corporation (the "BORROWER"), the several financial institutions and other entities from time to time parties to this Agreement (individually a "LENDER" and collectively the "LENDERS"), Ableco Finance LLC ("ABLECO"), as collateral agent and administrative agent for the Lenders (in such capacity, the "COLLATERAL AGENT" or the "ADMINISTRATIVE AGENT") and Foothill Capital Corporation ("FOOTHILL"), as funding agent for the Lenders (in such capacity, the "FUNDING AGENT" and together with the Collateral Agent, the Administrative Agent, each an "AGENT" and collectively, the "AGENTS").

                              W I T N E S S E T H:
                             - - - - - - - - - - -

                  WHEREAS, the Borrower and certain banks, financial institutions and other entities (the "EXISTING LENDERS"), The Chase Manhattan Bank, as administrative agent, Bankers Trust Company, as syndication agent and NationsBank of Texas, N.A., as documentation agent, are parties to a Credit Agreement, dated as of June 27, 1997, as amended by the First Amendment dated as of January 27, 1998, Amendment, dated as of February 18, 1998, Third Amendment, dated as of May 10, 1999, Fourth Amendment, dated as of December 14, 1999 and Consent and Fifth Amendment, dated as of March 21, 2000 (as so amended, the "EXISTING CREDIT AGREEMENT"), pursuant to which the Existing Lenders have extended credit to the Borrower in an amount, as of the Closing Date, equal to the Existing Indebtedness (as hereafter defined);

                  WHEREAS, the Borrower has asked the Agents to arrange, and for the Lenders to extend, credit to the Borrower on the terms and conditions set forth in this Amended and Restated Credit Agreement through: (i) the purchase of the Existing Indebtedness from the Existing Lenders, including the assignment to, and the assumption by, the Lenders of all of the rights and obligations of the Existing Lenders under the Existing Credit Agreement and the assignment to the Agents, for the ratable benefit of the Lenders, of all rights of the agents under the Existing Credit Agreement and related Loan Documents (as hereafter defined) in the collateral securing the Existing Indebtedness, such Existing Indebtedness to remain outstanding from and after the date of such purchase as revolving credit loans subject to the terms and conditions of this Amended and Restated Credit Agreement; and (ii) the making of additional loans on and after the date of such purchase consisting of (a) revolving credit loans the aggregate outstanding principal amount of which shall not exceed the Total Revolving Credit Commitment (as hereafter defined), including a subfacility for the issuance and/or guarantee of letters of credit in an aggregate amount not to exceed the L/C Subfacility (as hereafter defined) and (b) term loans in an aggregate principal amount not to exceed the Total Term Loan Commitment (as hereafter defined), all on the terms and conditions of this Amended and Restated Credit Agreement;

                  WHEREAS, the proceeds of the loans and letter of credit will be used by the Borrower to repay the Chase Term Loan (as hereafter defined), to repurchase Senior Subordinated Notes (as hereafter defined), PROVIDED that not more than $40,000,000 of proceeds of the Loans may be used to repurchase such Senior Subordinated Notes, to pay fees and expenses in connection with the transactions contemplated herein and for general corporate purposes, including the Borrower's capital expenditure program; and

                  WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower and amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as follows:


                             SECTION 1. DEFINITIONS

                  Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABLECO":  as defined in the preamble to this Agreement.

                  "ACCOUNT DEBTOR": each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "ACCOUNT RECEIVABLE": any and all rights of the Borrower or its Subsidiaries to payment for goods sold and services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

                  "ADMINISTRATIVE AGENT": as defined in the preamble to this Agreement.

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agents or any Lender be considered an "Affiliate" of the Borrower.

                  "AGREEMENT": this Amended and Restated Credit Agreement, as further amended, supplemented or otherwise modified from time to time after the date hereof.

                  "AGENT ADVANCES":  as defined in subsection 10.8(a).

                  "AGENT REGISTER":  as defined in subsection 11.7(d).

                  "AGENT RESERVE": as defined in the definition of Borrowing
Base.

                  "AGENTS":  as defined in the preamble to this Agreement.

                  "ASSIGNMENT": the Assignment and Acceptance and each assignment or other similar agreement, document or instrument entered into between or among Chase, as the

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administrative agent under the Existing Credit Agreement, the Existing Lenders and/or any other party to the Existing Credit Agreement, on the one hand, and the Collateral Agent, the Funding Agent, and/or the Lenders, on the other hand.

                  "BANKRUPTCY CODE": the United States Bankruptcy Code, as in effect from time to time.

                  "BASE RATE": for any day, a rate per annum equal to the rate of interest publicly announced by Chase in New York, New York from time to time as its prime rate. The prime rate is determined from time to time by Chase as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Chase to any particular class or category of customers. Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "BASIS DIFFERENTIAL": in the case of any Oil and Gas Property, the difference between the NYMEX futures contract prices and the sales prices at the delivery point where the gas or oil, as the case may be, produced by such Oil and Gas Property is sold.

                  "BORROWER":  as defined in the preamble to this Agreement.

                  "BORROWING BASE": as of any date, an amount equal to the sum of (i) 65% of the PV-10 Value of the Proved Developed Producing Reserves of the Borrower and the Eligible Guarantors that are subject to a Mortgage, or with respect to personal property constituting production payments received from
Section 29 Properties, the Guarantee and Collateral Agreement and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, (ii) 45% of the PV-10 Value of the Proved Developed Non-Producing Reserves of the Borrower and the Eligible Guarantors that are subject to a Mortgage, or with respect to personal property constituting production payments received from Section 29 Properties, the Guarantee and Collateral Agreement and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, (iii) 40% of the PV-10 Value of the Proved Undeveloped Reserves of the Borrower and the Eligible Guarantors that are subject to a Mortgage or with respect to personal property constituting production payments received from Section 29 Properties, the Guarantee and Collateral Agreement and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, (iv) 65% of the PV-10 Value of the Proved Developed Producing Reserves of the Borrower and the Eligible Guarantors acquired by the Borrower or any Eligible Guarantor pursuant to a Permitted Business Acquisition that are subject to a Mortgage, or with respect to personal property constituting production payments received from
Section 29 Properties, the Guarantee and Collateral Agreement and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, (v) 45% of the PV-10 Value of the Proved Developed Non-Producing Reserves of the Borrower and the Eligible Guarantors acquired by the Borrower or any Eligible Guarantor pursuant to a Permitted Business Acquisition that are subject to a Mortgage, or with respect to personal property constituting production payments received

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

from Section 29 Properties, the Guarantee and Collateral Agreement, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, and (vi) 40% of the PV-10 Value of the Proved Undeveloped Reserves of the Borrower and the Eligible Guarantors acquired by the Borrower pursuant to a Permitted Business Acquisition that are subject to a Mortgage, or with respect to personal property constituting production payments received from Section 29 Properties, the Guarantee and Collateral Agreement and the UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, each as set forth on the Borrowing Base Certificate most recently delivered by the Borrower to the Agents pursuant to subsection 6.1(c) or 7.1(g), as applicable. Anything to the contrary in this Agreement notwithstanding, the Agents may, and shall at the request of the Required Lenders, (x) create reserves against the Borrowing Base or (v) reduce one or more of the percentages set forth above with respect to the stated categories of oil and gas reserves (in either case without declaring an Event of Default) as the applicable Agent determines, in its reasonable judgment (from the perspective of an asset-based lender), as being appropriate to reflect impediments to the Collateral Agent's ability to realize upon the Collateral or impairments or reductions to the value of the Collateral (in each case, an "AGENT RESERVE", and collectively, the "AGENT RESERVES"), provided that, in the absence of a continuing Event of Default, the Collateral Agent shall give the Borrower thirty (30) days prior written notice of the creation of an Agent Reserve. Without limiting the generality of the foregoing, Agent Reserves may include (but are not limited to) reserves based upon (i) past due or accrued taxes or other governmental charges, including ad valorem, personal property and other taxes which may have priority over the Liens or security interests of the Collateral Agent in the Collateral; (ii) Liens in favor of third Persons (whether or not such Liens are permitted under subsection 8.3); (iii) estimates of present and future costs, expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties (net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow arrangement acceptable to the Agents); and (iv) without duplication of the foregoing, amounts owing by the Borrower to any Person to the extent secured by a Lien (whether or not such Lien is permitted under subsection 8.3) on, or trust (constructive or otherwise) over, any of the Collateral (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lenders or their agents), which Lien or trust, in the reasonable determination of the Agents (from the perspective of an asset-based lender), has a reasonable possibility of having a priority superior to the Collateral Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, collections attributable to sale of Hydrocarbons of Persons other than the Borrower or its Subsidiaries) in and to such item of Collateral, proceeds or collection. The Borrower and the Agents understand and agree that any amount of Agent Reserves shall not be considered a disbursement bearing interest hereunder, but rather simply shall be an amount that is not available for borrowing by the Borrower. Notwithstanding anything to the contrary, the maximum value of the Oil and Gas Properties located in the State of New York shall not at any time exceed $20,000,000.

                  "BORROWING BASE CERTIFICATE": as defined in subsection 6.1(c).

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

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

                  "CAPITAL GUIDELINE": any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the Issuing Lender or the manner in which any Lender, any Person controlling any Lender or the Issuing Lender allocate capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "CAPITAL LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank (i) having capital and surplus in excess of $500,000,000 or (ii) which has a short-term commercial paper rating which satisfies the requirements set forth in clause (d) below, (c) purchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued, fully guaranteed or insured by the United States Government or any agency thereof, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which have assets in excess of $100,000,000.

                  "CHANGE OF CONTROL": the occurrence of any of the events set forth in paragraph (k) of Section 9.

                  "CHASE":  The Chase Manhattan Bank, N.A. or its successor.

                  "CHASE TERM LOAN": the term loans outstanding to the Borrower from Chase which are evidenced by Promissory Notes of the Borrower dated March 22, 1999 and June 15, 1999, each as amended, in the respective principal amounts of $9,000,000 and $5,000,000, which term loans are to be repaid on the Effective Date out of the proceeds of Revolving Credit Loans made on the Effective Date pursuant to this Agreement.

                  "CLOSING FEE":  as defined in subsection 2.6(a).

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COLLATERAL AGENT": as defined in the preamble to this Agreement.

                  "COLLECTION ACCOUNTS":  as defined in subsection 12.1(a).

                  "COMMITMENTS": with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

                  "COMMODITY HEDGING AGREEMENT": a commodity hedging or purchase agreement or similar arrangement entered into with the intent of protecting against fluctuations in commodity prices or the exchange of notional commodity obligations, either generally or under specific contingencies.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED INTEREST EXPENSE": with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (i) gross interest expense (including all cash and accrued interest expense) of the Borrower and its Subsidiaries for such period on a consolidated basis, including to the extent included in interest expense in accordance with GAAP (x) the amortization of debt discounts and (y) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (ii) capitalized interest of the Borrower and its Subsidiaries on a consolidated basis.

                  "CONSOLIDATED NET INCOME": for any period, net income of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, however, any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DISPOSITION": any transaction, or series of related transactions, pursuant to which the Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets owned by the Borrower or any of its Subsidiaries (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "DRAW DOWN FEE":  as defined in subsection 2.6(d).

                  "EBITDA": with respect to the Borrower, for any period, Consolidated Net Income for that period, PLUS, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for that period, (a) the aggregate amount of Consolidated Interest Expense for that period, (b) the aggregate amount of letter of credit fees paid during that period, (c) the aggregate amount of income tax expense for that period, (d) all amounts attributable to depreciation, depletion and amortization for that period, (e) the aggregate amount of exploration expenses for that period, (f) the aggregate amount of any extraordinary or nonrecurring loss (but not gain), together with any related provision for taxes for such loss (but not gain) for that period and (g) all non-cash or extraordinary expenses during that period, and MINUS, without duplication and to the extent added to revenues in determining Consolidated Net Income for that period, all non-cash or extraordinary income during that period, in each case determined in accordance with GAAP and without duplication of amounts.

                  "EFFECTIVE DATE":  as defined in subsection 6.1.

                  "ELIGIBLE GUARANTOR": a Wholly-Owned Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement.

                  "ENVIRONMENTAL CONSULTANT":  as defined in subsection 7.8(c).

                  "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

                  "ENVIRONMENTAL LIABILITIES AND COSTS": all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Materials of Environmental Concern from or onto (i) any property presently or formerly owned by the Borrower or its Subsidiaries or (ii) any facility which received Materials of Environmental Concern generated by the Borrower or its Subsidiaries.

                  "ENVIRONMENTAL PERMITS": any and all permits, licenses, registrations, notifications, approvals, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA EVENT": (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under subsections 22, 23, 25, 27 or 28 of PBGC Sec. 4043); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV or ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any Commonly Controlled Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in Reorganization, within the meaning of Title IV of ERISA.

                  "EXISTING INDEBTEDNESS": the amount due and payable by the Borrower to the Existing Lenders under the Existing Credit Agreement on the Effective Date in respect of principal and interest which shall not exceed $50,000,000.

                  "EVENT OF DEFAULT":  as defined in Section 9.

                  "FEDERAL FUNDS RATE": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by the Funding Agent.

                  "FINAL MATURITY DATE": August 22, 2002, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

                  "FOOTHILL":  as defined in the preamble to this Agreement.

                  "FUNDING AGENT": as defined in the preamble to this Agreement.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, PROVIDED that for purposes of determining compliance with the covenants contained in Section 8, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof and applied on a basis consistent with the application used in the financial statements referred to in subsection 5.1, PROVIDED, FURTHER, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 8 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 8 hereof shall be calculated as if no such change in GAAP has occurred.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement executed and delivered by the Borrower and each of the Guarantors, dated as of June 27, 1997, as amended, modified or supplemented from time to time, which has been assigned to the Collateral Agent and the Lenders pursuant to the Assignment.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. Obligations of the Borrower or any Subsidiary pursuant to indemnities which (a) are granted in the ordinary course of business, including, without limitation, such obligations in connection with stock purchase agreements or asset purchase and sale agreements and (b) do not cover Indebtedness of the types described in clauses (a) through (f) of the definition of Indebtedness, shall not constitute "Guarantee Obligations" for purposes of this Agreement.

                  "GUARANTOR": each of the Subsidiaries of the Borrower, other than those Persons listed on Schedule 1.1(b).

                  "HEDGING AGREEMENT": any Interest Rate Protection Agreement, Commodity Hedging Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "HIGHEST LAWFUL RATE": with respect to the Agents or a Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agents or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "HYDROCARBON INTERESTS": all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

                  "HYDROCARBONS": oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

                  "INDEBTEDNESS": of any Person at any date (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued current liabilities incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, (e) all obligations of such Person under Commodity Hedging Agreements and Interest Rate Protection Agreements, (f) all obligations of others of the type referred to in clauses (a) through (e) above and which are secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, except that the amount of any nonrecourse obligation shall be deemed to be the lesser of the value of the property securing such obligation and the amount of such obligation so secured and (g) all Guarantee Obligations with respect to the items described in clauses (a) through (e) above.

                  "INITIAL RESERVE REPORT":  as defined in subsection 6.1(u).

                  "INSTRUMENTS":  as defined in subsection 12.1.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENCY PROCEEDING": any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INSOLVENT":  pertaining to a condition of Insolvency.

                  "INTEREST RATE PROTECTION AGREEMENT": an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

                  "INVESTMENTS":  as defined in subsection 8.9.

                  "ISSUING LENDER": Wells Fargo Bank, National Association in its capacity as issuer of a Letter of Credit, and any other Lender or Affiliate of any Lender in each case either designated by the Borrower as an Issuing Lender or consented to by the Borrower as an Issuing Lender (provided that such consent is not unreasonably withheld), and consented to by the Agents.

                  "L/C APPLICATION":  as defined in subsection 3.1(a).

                  "L/C COMMITMENT": the obligation of the Funding Agent and the Lenders to assist the Borrower in obtaining the issuance of Letters of Credit by the Issuing Lender pursuant to Section 3 of this Agreement.

                  "L/C SUBFACILITY": that portion of the Total Revolving Credit Commitment equal to $20,000,000.

                  "LETTERS OF CREDIT":  as defined in subsection 3.1(a).

                  "LETTER OF CREDIT GUARANTY" means one or more guaranties by the Funding Agent in favor of the Issuing Lender guaranteeing the Borrower's obligations to the Issuing Lender under a reimbursement agreement, L/C Application or other like document in respect of any Letters of Credit.

                  "LETTER OF CREDIT OBLIGATIONS": at any time and, without duplication, the sum of (i) the Reimbursement Obligations at such time, PLUS
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, PLUS (iii) all amounts for which the Funding Agent may be liable to the Issuing Lender pursuant to any Letter of Credit Guaranty.

                  "LIABILITIES":  as defined in subsection 2.7.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN(S)":  the Revolving Credit Loans and the Term Loans.

                  "LOAN ACCOUNT": an account maintained hereunder by the Funding Agent on its books of account, at the Payment Office and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Letter of Credit Obligations incurred by, the Borrower.

                  "LOAN DOCUMENTS": this Agreement, any Notes, the L/C Applications, each Assignment, the New York Mortgage Release, and the Security Documents.

                  "LOAN PARTIES": each Parent, the Borrower, the Guarantors and each other Subsidiary of the Borrower which is a party to a Loan Document.

                  "LOAN SERVICING FEE":  as defined in subsection 2.6(c).

                  "LOCKBOX BANK":  as defined in subsection 12.1(a).

                  "LOCKBOXES":  as defined in subsection 12.1(a).

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Loan Documents or the rights and remedies of the Collateral Agent and the Lenders hereunder or thereunder, or (c) the validity, perfection or priority of one or more Liens in favor of the Collateral Agent on Collateral with an aggregate value in excess of 7.5% of the Borrowing Base as set forth on the Borrowing Base Certificate most recently delivered by the Borrower to the Agents pursuant to subsection 7.1(g).

                  "MATERIAL COLLATERAL":  as defined in subsection 7.18.

                  "MATERIAL CONTRACT": with respect to any Person, each contract or agreement to which such Person or any of its Subsidiaries is a party (a) involving aggregate consideration payable to or by such Person or such Subsidiary of $1,000,000 or more (other than (i) purchase orders in the ordinary course of the business of such Person or such Subsidiary and (ii) contracts that by their terms may be terminated by such Person or such Subsidiary upon less than 60 days' notice without penalty or premium) or (b) otherwise material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person and its Subsidiaries, taken as a whole.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) any gasoline or petroleum (including crude oil or any fraction thereof), or their refined products; (c) polychlorinated biphenyls, urea formaldehyde insulation , and any other substance that is regulated pursuant to or could give rise to liability under any Environmental Law; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

                  "MICHIGAN MORTGAGE": the collective reference to the Open-End Mortgage, substantially in the form of Exhibit D-1 hereto, executed and delivered by the appropriate Loan Party with respect to specified Oil and Gas Properties and other Collateral located in Michigan, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MOODY'S": Moody's Investors Service, Inc. and any successor thereto.

                  "MORTGAGED PROPERTY": all of the Oil and Gas Properties and other Collateral purported to be subject to the Lien of the Mortgages.

                  "MORTGAGES": collectively, (i) the Michigan Mortgage, (ii) the New York Mortgage, (iii) the Ohio Mortgage, and (iv) the Pennsylvania Mortgage, and each other mortgage, deed of trust, assignment, security agreement or mortgage executed by the Borrower or any other Loan Party and in form and substance reasonably satisfactory to the Collateral Agent which purports to create a Lien in favor of the Collateral Agent, in each case as amended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS": (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith (it being understood that any cash received from any Disposition of property or assets not owned by such Person shall not be included for purposes of this definition) after deducting therefrom only (A) the principal amount of any Indebtedness secured by any Lien permitted by subsection
8.3 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Affiliate in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

                  "NEW YORK MORTGAGE": the collective reference to the Open-End Mortgage, Assignment and Security Agreement, substantially in the form of Exhibit D-2 hereto, to be executed and delivered by the appropriate Loan Party with respect to specified Oil and Gas Properties and other Collateral located in New York, if required pursuant to the terms hereof, as the same may be amended, supplemented or otherwise modified from time to time.

                  "NEW YORK MORTGAGE RELEASE": the release of any executed and unrecorded or recorded New York Mortgages, signed by Chase as the administrative agent under the Existing Credit Agreement.

                  "NOTES":  the Revolving Credit Notes and the Term Loan Notes.

                  "NOTICE OF BORROWING" as defined in subsection 2.2(a).

                  "NYMEX": the New York Mercantile Exchange or its successor entity.

                  "NYMEX STRIP PRICE": as of any date of determination, (i) for the 36 month period commencing with the month in which the date of determination occurs, the average of the 36 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by the Borrower to the Agents pursuant to subsection 7.1(e), as quoted on the NYMEX, and (ii) for periods after such 36 month period, the average of the quoted prices for the period from and including the 25th month in such 36 month period through the 36th month in such period; PROVIDED, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the comparable futures contract prices quoted on such other nationally recognized commodities exchange as the Collateral Agent shall designate.

                  "OBLIGATIONS": as defined in the Guarantee and Collateral Agreement.

                  "OHIO MORTGAGE": the collective reference to the Open-End Mortgage, Assignment and Security Agreement, substantially in the form of Exhibit D-3 hereto, executed and delivered by the appropriate Loan Party with respect to specified Oil and Gas Properties and other Collateral located in Ohio, as the same may be amended, supplemented or otherwise modified from time to time.

                  "OIL AND GAS BUSINESS": (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil and gas properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons; (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith; (d) any business relating to oilfield sales and service; and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

                  "OIL AND GAS PROPERTIES": Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all interests held in royalty trusts whether presently existing or hereafter created; all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or Property and including any and all surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all oil, gas and mineral leasehold and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

                  "OTHER TAXES":  as defined in subsection 2.8(a).

                  "PARENT PLEDGE AGREEMENTS": the Pledge Agreements, dated as of July 27, 1997, executed and delivered by TPG, TPG Investors II, L.P., TPG Parallel II, L.P. and Johnson Rice & Company, L.L.C. in favor of Chase, as administrative agent for the ratable benefit of the Existing Lenders which has been assigned to the Collateral Agent and to the Lenders pursuant to the Assignment.

                  "PARENT":  TPG and Johnson Rice & Company, L.L.C.

                  "PAYMENT OFFICE": the office of the bank or other financial institution designated by the Funding Agent from time to time where the Funding Agents maintains an account, to which account the Borrower shall make all payments to the Funding Agent under this Agreement and the other Loan Documents.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PENNSYLVANIA MORTGAGE": the collective reference to the Open-End Mortgage, Assignment and Security Agreement, substantially in the form of Exhibit D-4 hereto, executed and delivered by the appropriate Loan Party with respect to specified Oil and Gas Properties and other Collateral located in Pennsylvania, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PERMITTED BUSINESS ACQUISITION": the formation of a new Subsidiary or any acquisition of all or substantially all the assets of, or shares of capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) all of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a domestic Wholly-Owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under subsection 7.10 shall have been taken,
(d)(i) the Borrower shall be in compliance, on a PRO FORMA basis after giving effect to such acquisition or formation, with the covenants contained in subsection 8.1 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Collateral Agent an officers' certificate to such effect, together with all relevant financial information for such Person or assets and
(ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness or Guarantee Obligations (except for Indebtedness and Guarantee Obligations permitted by subsections 8.2 and 8.4, respectively), (e) any acquired or newly formed Subsidiary shall not have (except for Indebtedness and Guarantee Obligations permitted by subsections 8.2 and 8.4, respectively) any material liabilities (contingent or otherwise), including, without limitation, liabilities under Environmental Laws and liabilities with respect to any Plan, and the Borrower shall have delivered to the Funding Agent a certificate, approved by the Board of Directors of the Borrower and signed by a Responsible Officer (who shall attest to such approval), that to the best of the Board of Directors' knowledge, no such material liabilities exist, and (f) the Loans and Letter of Credit Obligations shall, both immediately before and immediately after giving effect to such acquisition or formation, be in compliance with the then current Borrowing Base.

                  "PERMITTED BUSINESS INVESTMENTS": investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith; PROVIDED that an investment in capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Business Investment.

                  "PERMITTED SUBORDINATED REFINANCING DEBT": Indebtedness of the Borrower issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund, any or all of the Senior Subordinated Notes; PROVIDED that (a) the principal amount of such Permitted Subordinated Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Senior Subordinated Notes so refinanced, replaced, defeased or refunded, plus the amount of premiums, prepayments, penalties and other amounts required to be paid in connection therewith and the reasonable and customary fees and expenses incurred in connection therewith, (b) the subordination provisions in such Permitted Subordinated Refinancing Debt are no less favorable to the Lenders than the subordination provisions contained in the Senior Subordinated Notes, (c) the interest rate on such Permitted Subordinated Refinancing Debt is a market rate of interest to the extent such interest rate is no higher than interest rate on the Senior Subordinated Notes and the interest periods are no shorter than the interest periods with respect to the Senior Subordinated Notes and (d) the timing and amounts of principal repayments (including any sinking fund therefor) on such Permitted Subordinated Refinancing Debt are no sooner and greater, respectively, than the timing and amounts of principal repayments under the Senior Subordinated Notes.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit pension plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "POST-DEFAULT RATE": a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.0% or, if a rate of interest is not otherwise in effect, the Base Rate plus 2.0%.

                  "PROPERTIES": any kind of facility, fixture, property or asset, whether real, personal or mixed, or tangible or intangible owned, leased or operated by the Borrower or any Subsidiary.

                  "PRO RATA SHARE": (a) with respect to a Lender's obligation to make Revolving Credit Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment; PROVIDED, that, if the Revolving Credit Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Credit Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all of the Revolving Credit Loans (including Agent Advances) and Letter of Credit Obligations;

                  (b) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by
(ii) the Total Term Loan Commitment; PROVIDED that, if the Term Loan Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loan and the denominator shall be the aggregate unpaid principal amount of all Term Loans; and

                  (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under subsection 10.5), the percentage obtained by dividing (i) the sum of such Lender's Commitment, by (ii) the sum of the Total Commitment; PROVIDED, that if such Lender's Commitment shall have been reduced to zero, such Lender's Commitment shall be the aggregate unpaid principal amount of such Lender's Loans and its interest in the Letter of Credit Obligations and if the Total Commitment shall have been reduced to zero, the Total Commitment shall be the aggregate unpaid principal amount of the Loans and the Letter of Credit Obligations.

                  "PROVED DEVELOPED NON-PRODUCING RESERVES": those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

                  "PROVED DEVELOPED PRODUCING RESERVES": those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

                  "PROVED RESERVES": those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

                  "PROVED UNDEVELOPED RESERVES": those Oil and Gas Properties designated as "proved undeveloped producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

                  "PV-10 VALUE": as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

                    (i) each such monthly net revenue amount shall be calculated
(x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of the Borrower as set forth on EXHIBIT PV-10, as such Exhibit may from time to time be amended at the request of the Borrower with the consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the prices for fixed price contracts for such month,
(C) the prices for hedged volumes for such month and (D) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues, and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

                    (ii) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

                  "RATING AGENCIES":  as defined in subsection 2.7.

                  "REGISTER":  as defined in subsection 2.3(c).

                  "REGISTERED LOAN":  as defined in subsection 2.3(d).

                  "REGISTERED NOTE":  as defined in subsection 2.3(d).

                  "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REIMBURSEMENT OBLIGATIONS": the obligation of the Borrower to reimburse the Funding Agent and the Lenders for amounts payable by the Funding Agent or the Lenders under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in subsection 2.4.

                  "RELEASE": any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Material of Environmental Concern (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Material of Environmental Concern) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "RELEASE CERTIFICATE":  as defined in subsection 11.21.

                  "REMEDIAL ACTION": all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Materials of Environmental Concern in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Materials of Environmental Concern so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REQUIRED LENDERS": at any time, Lenders the Pro Rata Shares of which aggregate at least 51%.

                  "REQUIREMENT OF LAW": as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESERVE REPORT": a report of Wright & Company (or such other petroleum engineer of recognized national standing as may be selected by the Borrower with the consent of the Agents, such consent not to unreasonably withheld) in the form of the Initial Reserve Report, setting forth, as of June 30 or December 31 (i) the volumetric quantity and both the PV-10 Value and the SEC Value, of the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Eligible Guarantors, included in the calculation of the Borrowing Base, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, and (ii) such other information as the Collateral Agent may reasonably request.

                  "RESPONSIBLE OFFICER": of any Loan Party, the chief executive officer, the president or any vice president of such Loan Party or, with respect to financial matters, the chief financial officer or treasurer of such Loan Party.

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a), as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "REVOLVING CREDIT LOANS": the revolving credit loans made to the Borrower pursuant to subsection 2.1(a)(i).

                  "REVOLVING CREDIT NOTE":  as defined in subsection 2.3(a).

                  "SEC": the Securities and Exchange Commission or any successor entity thereto.

                  "SEC VALUE": the future net revenues before income taxes from Proved Reserves, estimated utilizing the actual price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time.

                  "SECTION 29 PROPERTIES":  as defined in subsection 8.6(k).

                  "SECURITIZATION":  as defined in subsection 2.7.

                  "SECURITIZATION PARTIES":  as defined in subsection 2.7.

                  "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Parent Pledge Agreements, the Mortgages and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "SENIOR DEBT": with respect to the Borrower and its Subsidiaries, Indebtedness of the Borrower and its Subsidiaries other than Subordinated Indebtedness.

                  "SENIOR SUBORDINATED INDENTURE": the Indenture, dated as of June 27, 1997, between the Borrower and LaSalle National Bank, as trustee, pursuant to which the Senior Subordinated Notes are outstanding.

                  "SENIOR SUBORDINATED NOTES": the 9 7/8% Senior Subordinated Notes of the Borrower due 2007.

                  "SETTLEMENT PERIOD":  as defined in subsection 2.2(d)(i).

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "STANDARD & POOR'S": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "SUBORDINATED INDEBTEDNESS": the Senior Subordinated Notes, Permitted Subordinated Refinancing Debt and any other Indebtedness of the Borrower subordinated to the prior payment in full of the Obligations in a manner acceptable to the Collateral Agent as evidenced by its written approval.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which more than 50% of the total voting power of shares of stock or other equity ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to vote in the election of directors, a managing general partner, or majority of general partners or other managers or trustees thereof, is at the time owned or controlled, directly or indirectly by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to any direct or indirect Subsidiary or Subsidiaries of the Borrower.

                  "TAXES":  as defined in subsection 2.8(a).

                  "TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender to make a single Term Loan to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a).

                  "TERM LOAN": a term loan made to the Borrower pursuant to subsection 2.1(a).

                  "TERM LOAN NOTE":  as defined in subsection 2.3(a).

                  "TERM LOAN COMMITMENT TERMINATION DATE":  December 26, 2000.

                  "TOTAL COMMITMENT": the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

                  "TOTAL RESERVE VALUE": the sum of (a) 65% of the PV-10 Value of the Proved Developed Producing Reserves of the Borrower and the Eligible Guarantors, (b) 45% of the PV-10 Value of the Proved Developed Non-Producing Reserves of the Borrower and the Eligible Guarantors, (c) 40% of the PV-10 Value of the Proved Undeveloped Reserves of the Borrower and the Eligible Guarantors,
(d) 65% of the PV-10 Value of the Proved Developed Producing Reserves of the Borrower and the Eligible Guarantors acquired by the Borrower or any Eligible Guarantor pursuant to a Permitted Business Acquisition, (e) 45% of the PV-10 Value of the Proved Developed Non-Producing Reserves of the Borrower and the Eligible Guarantors acquired by the Borrower or any Eligible Guarantor pursuant to a Permitted Business Acquisition, and (f) 40% of the PV-10 Value of the Proved Undeveloped Reserves of the Borrower and the Eligible Guarantors acquired by the Borrower pursuant to a Permitted Business Acquisition; each as set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Agents pursuant to subsection 6.1(c) or 7.1(g), as applicable.

                  "TOTAL REVOLVING COMMITMENT": the sum of the amounts of the Lender's Revolving Credit Commitments.

                  "TOTAL TERM LOAN COMMITMENT": the sum of the amounts of the Lender's Term Loan Commitments.

                  "TPG":  TPG Partners II, L.P.

                  "UNUSED LINE FEE":  as defined in subsection 2.6(b).

                  "WITHDRAWAL LIABILITY": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of subtitle E of Title IV of ERISA.

                  "WHOLLY-OWNED SUBSIDIARY": a Subsidiary of the Borrower, all of the outstanding Capital Stock of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Borrower or one or more other Wholly-Owned Subsidiaries of the Borrower, provided, that each of the Persons listed on Schedule 1.1(b) shall be deemed not to be a Wholly-Owned Subsidiary.

                  Section 1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower or any Subsidiary of the Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) References in this Agreement or any other Loan Document to knowledge of any Loan Party of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has knowledge or should have had knowledge if such Loan Party had exercised due diligence within the meaning of Section 1-201 of the Uniform Commercial Code.


                              SECTION 2. THE LOANS.

                  Section 2.1   COMMITMENTS.

                  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make:

                    (i) to the Borrower from time to time, but not more frequently than once in any seven consecutive day period (unless the Funding Agent is willing to accommodate more frequent borrowings of Revolving Credit Loans), Revolving Credit Loans on any Business Day during the period from and including the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                    (ii) a term loan to the Borrower in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment, which term loan may be borrowed by the Borrower on any Business Day during the period from and including the Effective Date to and including the Term Loan Commitment Termination Date, PROVIDED, that no Lender shall make, and the Borrower may not borrow, more than five (5) separate Term Loans.

                  (b) Notwithstanding the foregoing (A) the aggregate principal amount of the Revolving Credit Loans outstanding at any time to the Borrower hereunder shall not exceed the lower of (x) the difference between (1) the Total Revolving Commitment and (2) the aggregate Letter of Credit Obligations, and (y) the difference between (1) the then current Borrowing Base and (2) the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Total Term Loan, (B) the aggregate principal amount of the Term Loans outstanding at any time to the Borrower hereunder shall not exceed the lower of (x) $25,000,000 and (y) the difference between (1) the then current Borrowing Base and (2) the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Revolving Credit Loans, and (C) the aggregate principal amount of the Loans outstanding at any time to the Borrower hereunder plus the aggregate Letter of Credit Obligations shall not at any time exceed the maximum principal amount of Indebtedness permitted to be incurred by the Borrower under the Senior Subordinated Indenture. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date pursuant to subsection 2.5(a)(i) Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Effective Date and prior to the Final Maturity Date, Revolving Credit Loans. Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed.

                  Section 2.2 MAKING THE LOANS. (a) The Borrower shall give the Funding Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit B hereto (a "NOTICE OF Borrowing"), not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Loans (or such shorter period as the Funding Agent is willing to accommodate from time to time), provided that, in no event may the Notice of Borrowing for the Loans be given to the Funding Agent later than 12:00 noon (New York City time) on the borrowing date of such Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loans, (ii) whether the Loans are requested to be Revolving Credit Loans or Term Loans, (iii) the use of the proceeds of such proposed Loans, and (iv) the proposed borrowing date, which must be a Business Day. The Funding Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Funding Agent in good faith to be from the Borrower (or from any Responsible Officer thereof designated in writing purportedly from the Borrower to the Funding Agent). The Borrower hereby waives the right to dispute the Funding Agent's record of the terms of any such telephonic Notice of Borrowing. The Funding Agent and each Lender shall be entitled to rely conclusively on any Responsible Officer's authority to request a Loan on behalf of the Borrower until the Funding Agent receives written notice to the contrary. The Funding Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Except as otherwise provided in this subsection 2.2, Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, as the case may be.

                  (b) Each Notice of Borrowing pursuant to this subsection 2.2 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith, and shall request Revolving Credit Loans or Term Loans in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

                  (c) (i) Except as otherwise provided in this subsection 2.2(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                    (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Funding Agent and the Lenders, the Borrower, the Funding Agent and the Lenders agree that the Funding Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Funding Agent to, fund, on behalf of the Lenders, Loans pursuant to subsection 2.1, subject to the procedures for settlement set forth in subsection 2.2(d); PROVIDED, HOWEVER, that (a) the Funding Agent shall in no event fund such Loans if the Funding Agent shall have received written notice from the Required Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in subsection 6.2 will not be satisfied on the day of the proposed Loan, and (b) the Funding Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in subsection 6.2 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Loan and the Funding Agent elects not to fund such Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Loan, the Funding Agent shall notify each Lender of the specifics of the requested Loan and that it will not fund the requested Loan on behalf of the Lenders. If the Funding Agent notifies the Lenders that it will not fund a requested Loan on behalf of the Lenders, unless otherwise agreed by a Lender and the Funding Agent in writing, each Lender shall make its Pro Rata Share of the Loan available to the Funding Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Funding Agent requests payment from such Lender not later than 1:00 p.m.) on the date of the proposed Loan. The Funding Agent will make the proceeds of such Loans available to the Borrower on the day of the proposed Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Loans received by the Funding Agent at the Payment Office or the amount funded by the Funding Agent on behalf of the Lenders to be deposited in an account designated by the Borrower.

                    (iii) If the Funding Agent has notified the Lenders that the Funding Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.2(c)(ii), the Funding Agent may assume that such Lender has made such amount available to the Funding Agent on such day and the Funding Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Funding Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Funding Agent by such Lender, the Funding Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Funding Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate. During the period in which such Lender has not paid such corresponding amount to the Funding Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Funding Agent to the Borrower shall, for all purposes hereof, be a Revolving Credit Loan or a Term Loan, as the case may be, made by the Funding Agent for its own account. Upon any such failure by a Lender to pay the Funding Agent, the Funding Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Funding Agent for its own account.

                    (iv) Nothing in this subsection 2.2(c) shall be deemed to relieve any Lender from its obligations to fulfill its Commitments hereunder or to prejudice any rights that the Funding Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (d) (i) With respect to all periods for which the Funding Agent has funded Loans pursuant to subsection 2.2(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Funding Agent may from time to time select (any such week or shorter period being herein called a "SETTLEMENT PERIOD"), the Funding Agent shall notify each Lender of the unpaid principal amount of the Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), unless otherwise agreed in writing between a Lender and the Funding Agent, each Lender shall promptly (and in any event not later than 2:00 p.m. if the Funding Agent requests payment from such Lender not later than 12:00 noon on such day) make available to the Funding Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Funding Agent shall promptly pay over to each Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Funding Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Funding Agent shall determine that it is desirable to present claims against the Borrower for repayment, unless otherwise agreed in writing between a Lender and the Funding Agent, each Lender shall promptly remit to the Funding Agent or, as the case may be, the Funding Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of the Funding Agent and each Lender under this subsection 2.2(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

                    (ii) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.2(d)(i), the Funding Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Funding Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate. During the period in which such Lender has not paid such corresponding amount to the Funding Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Funding Agent to the Borrower shall, for all purposes hereof, be a Loan made by the Funding Agent for its own account. Upon any such failure by a Lender to pay the Funding Agent, the Funding Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Funding Agent for its own account. Nothing in this subsection 2.2(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Funding Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  Section 2.3 NOTES; REPAYMENT OF LOANS. (a) All Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single revolving credit note (the "REVOLVING CREDIT NOTE"), duly executed on behalf of the Borrower, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment. The Term Loan made by a Lender to the Borrower shall be evidenced by a single term note (the "TERM LOAN NOTE"), duly executed on behalf of the Borrower, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment.

                  (b) The outstanding principal of all Loans shall be due and payable on the Final Maturity Date.

                  (c) The Borrower agrees to record each Loan on a register maintained by the Borrower (the "REGISTER"). Each Loan recorded on the Register (a "REGISTERED LOAN") may not be evidenced by promissory notes other than a Revolving Credit Note or a Term Loan Note, each of which is a Registered Note (as defined below). Upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibits A-1 and A-2 hereto) and registered as provided in subsection 11.7(b) (a "REGISTERED NOTE"), dated the date hereof, payable to such Lender and otherwise duly completed. Once recorded on the Register, the Loan or Loans evidenced by such Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                  Section 2.4   INTEREST.

                  (a) REVOLVING CREDIT LOANS. The Revolving Credit Loans shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Base Rate plus 2.0%.

                  (b) TERM LOAN. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Base Rate plus 3.0%.

                  (c) DEFAULT INTEREST. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, and all fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Borrower under this Agreement, the Notes and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                  (d) INTEREST PAYMENT. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Funding Agent to, and the Funding Agent may, from time to time, charge the Loan Account pursuant to Section 4.2 with the amount of any interest payment due hereunder.

                  (e) GENERAL. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  Section 2.5   REDUCTION OF COMMITMENT; PREPAYMENT OF LOANS.

                  (a)      REDUCTION OF COMMITMENTS.

                    (i) REVOLVING CREDIT COMMITMENTS. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrower may, without premium or penalty, at any time and from time to time reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Credit Loans then outstanding, (B) the aggregate principal amount of all Revolving Credit Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under subsection 2.2, (C) the Letter of Credit Obligations at such time, and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be in an amount which is an integral multiple of $1,000,000, (unless the Total Revolving Credit Commitment, as the case may be, in effect immediately prior to such reduction is less than $1,000,000) shall be made by providing not less than three (3) Business Days' prior written notice to the Agents and shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the respective Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                    (ii) TERM LOAN COMMITMENT. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Term Loan Commitment Termination Date.

                  (b)      OPTIONAL PREPAYMENT.

                    (i) REVOLVING CREDIT LOANS. The Borrower may prepay without penalty or premium the principal of any Revolving Credit Loan, in whole or in part, at any time or from time to time.

                    (ii) TERM LOAN. The Borrower may upon at least three (3) Business Days' prior written notice to the Funding Agent, prepay without penalty or premium, the principal amount of the Term Loan, in whole or in part on any Business Day. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

                  (c)      MANDATORY PREPAYMENT.

                    (i) The Borrower will prepay the Revolving Credit Loans within three (3) Business Days, if at any time (A) the sum of the aggregate principal amount of all Loans plus the aggregate amount of all Letter of Credit Obligations exceeds (B) the Borrowing Base set forth in the most recent Borrowing Base Certificate delivered to the Agents pursuant to subsection 7.1(g), such prepayment to be in an amount equal to the amount of such excess. If at any time after the Borrower has complied with the first sentence of this subsection 2.5(c), the sum of the aggregate principal amount of the Term Loans plus the aggregate amount of Letter of Credit Obligations is greater than the then current Borrowing Base, the Borrower shall immediately prepay the Term Loans to the full amount of such excess and, if such excess remains after such prepayment, the Borrower shall then provide cash collateral to the Funding Agent in the amount of such excess, which cash collateral shall be deposited in an interest bearing account maintained by the Funding Agent and, PROVIDED that no Event of Default shall have occurred and be continuing, returned to the Borrower, at such time as the aggregate amount of Letter of Credit Obligations plus the aggregate principal amount of all outstanding Loans no longer exceeds the then current Borrowing Base.

                    (ii) The Borrower will immediately prepay the outstanding principal amount of the Term Loans in the event that the Total Revolving Credit Commitment is terminated for any reason.

                    (iii) The Funding Agent shall on each Business Day apply all funds transferred to or deposited in the Payment Office, to the payment, in whole or in part; to the outstanding Revolving Credit Loans.

                    (iv) Immediately upon any Disposition by the Borrower or any of its Subsidiaries pursuant to subsections 8.6(e) and (h), the Borrower shall prepay the outstanding principal of the Revolving Credit Loans, and, if no Revolving Credit Loans are outstanding, the Term Loans, each in an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with such Disposition. Upon the loss, destruction or taking by condemnation of any Collateral, the Borrower shall prepay the outstanding principal of the Revolving Credit Loans, and, if no Revolving Credit Loans are outstanding, the Term Loans, each in an amount equal to 100% of the proceeds received by the Borrower or any of its Subsidiaries in connection therewith.

                  (d) Except as otherwise expressly provided in this subsection 2.5, payments with respect to any clause of this subsection 2.5 are in addition to payments made or required to be made under any other clause of this subsection 2.5.

                  (e) Any prepayment made pursuant to this subsection 2.5 (other than payments pursuant to clauses (c)(i) and (c)(iii) of this subsection 2.5) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Commitment has been terminated, such prepayment shall be accompanied by the payment of the fees accrued to such date pursuant to subsection 2.6.

                  Section 2.6   FEES.

                  (a) CLOSING FEE. On or prior to the Effective Date, the Borrower shall pay to the Funding Agent for the account of the Lenders (to be distributed in accordance with a written agreement among the Lenders) a non-refundable closing fee (the "CLOSING FEE") equal to $2,500,000, which shall be deemed fully earned when paid.

                  (b) UNUSED LINE FEE. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Funding Agent for the account of the Lenders (to be distributed in accordance with a written agreement among the Lenders) an unused line fee (the "UNUSED LINE FEE"), which shall accrue at the rate per annum of 0.75% on the excess, if any, of the Total Commitment over the sum of the average principal amount of Loans and Letter of Credit Obligations outstanding from time to time and shall be payable monthly in arrears on the first Business Day of each month commencing September 1, 2000.

                  (c) LOAN SERVICING FEE. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Funding Agent for the account of the Agents (to be distributed in accordance with a written agreement among the Agents) a non-refundable loan servicing fee (the "LOAN SERVICING FEE") equal to $25,000 each quarter, payable on the Effective Date and quarterly in advance thereafter on the first Business Day of each calendar quarter commencing on October 2, 2000 PROVIDED that the amount of the Loan Servicing Fee payable on the Effective Date shall be a pro rata portion of the quarterly Loan Servicing Fee determined based upon the number of days remaining in the calendar quarter in which the Effective Date occurs.

                  (d) DRAW DOWN FEE. The Borrower shall pay to the Funding Agent for the account of the Lenders (to be distributed in accordance with a written agreement among the Lenders) a draw down fee (the "DRAW DOWN FEE") equal to 2.0% of the amount of the Term Loan to be borrowed by the Borrower pursuant to subsection 2.1(a)(ii), payable on the date of such borrowing.

                  Section 2.7 SECURITIZATION. The Borrower hereby acknowledges that the Lenders and any of their Affiliates may sell or securitize the Loans (a "SECURITIZATION") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "RATING AGENCIES"). The Borrower shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, PROVIDED THAT (i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and
(c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and any of their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "SECURITIZATION PARTIES") for any losses, claims, damages or liabilities (THE "LIABILITIES") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Borrower and its Affiliates to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and any of their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending such Liabilities.

                  Section 2.8   TAXES.

                  (a) All payments made by the Borrower hereunder, under the Notes or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes based on or measured by the net income of, and branch profit taxes of, any Lender, any Agent or the Issuing Lender imposed by the jurisdiction in which such Lender, such Agent or the Issuing Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes being hereinafter collectively referred to as "TAXES"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

                    (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Issuing Lender pursuant to this sentence) the Lenders or the Issuing Lender receive an amount equal to the sum they would have received had no such deductions or withholdings been made,

                    (ii) the Borrower shall make such deductions or withholdings, and

                    (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the Issuing Lender and the Funding Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to the Lenders, Issuing Lender or the Funding Agent, as the case may be) showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "OTHER TAXES").

                  (b) The Borrower will indemnify the Lenders and the Issuing Lender for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection 2.8) paid by any Lender or the Issuing Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender or such Issuing Lender makes written demand which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                  (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia or, with respect to any Lender that is treated as a partnership or disregarded entity for U.S. federal income tax purposes, is treated as a foreign partnership for purposes of U.S. federal withholding tax hereby agrees that:

                    (i) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to subsections 2.7, 4.3 or 11.7 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Funding Agent: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form 4224 or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form 1001 or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

                    (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Funding Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional lending office is located in the United States, two accurate, complete and signed originals of such Form 4224 or successor form, or (B) two accurate, complete and signed originals of such Form 1001 or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                    (iii) it shall, promptly after the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as such Lender is legally able to deliver as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

                    (iv) the Borrower shall not be required to pay additional amounts to such Lender pursuant to subsection 2.8(a) or, with respect to Taxes, subsection 4.5, (x) to the extent that the obligations to withhold United States Federal Income Tax results from the failure of such Lender to comply with this subsection 2.8(c); PROVIDED, HOWEVER, that this clause (iv) shall not apply to a Lender that designates a new or additional lending office to the extent that additional amounts such Lender would be entitled to receive do not exceed the additional amounts that would have been payable to the transferor Lender (or to the original lending officer of such Lender) in the absence of the transfer to such transferee Lender or designation of a new or additional lending officer and
(y) in the case of any Lender that is not a corporation, to the extent the Borrower was required to withhold amounts under the backup withholding provisions contained in Section 3406 of the Code (or any successor thereto).

                  (d) If the Borrower fails to perform its obligations under this subsection 2.8, the Borrower shall indemnify the Lenders and the Issuing Lender for any taxes, interest or penalties that may become payable as a result of any such failure.


                          SECTION 3. LETTERS OF CREDIT.

                  Section 3.1   LETTER OF CREDIT GUARANTY.

                  (a) In order to assist the Borrower in establishing or opening standby letters of credit, which shall not have expiration dates that exceed 365 days from the date of issuance (the "LETTERS OF CREDIT"), with the Issuing Lender, the Borrower has requested the Funding Agent to join in the applications to cause the issuance and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Funding Agent's credit to that of the Borrower, and the Funding Agent has agreed to do so. These arrangements shall be coordinated by the Funding Agent subject to the terms and conditions set forth below. The Funding Agent shall not be required to be the issuer of any Letter of Credit. The Borrower, or at the Funding Agent's discretion, the Funding Agent, will be the account party for application for a Letter of Credit, which shall be in a form customarily used by the Funding Agent or the Issuing Lender or on a computer transmission system approved by the Funding Agent and the Issuing Lender or such other written form or computer transmission system as may from time to time be approved by the Issuing Lender and the Funding Agent, and shall be duly completed in a manner reasonably acceptable to the Funding Agent, together with such other certificates, agreements, documents and other papers and information as the Issuing Lender or the Funding Agent may reasonably request (the "L/C APPLICATION"). In the event of any conflict between the terms of the L/C Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

                  (b) The aggregate Letter of Credit Obligations shall not exceed the lowest of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate principal amount of Revolving Credit Loans then outstanding, (ii) the amount by which (A) the Borrowing Base exceeds (B) the aggregate principal amount of the Loans then outstanding, and (iii) the L/C Subfacility. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereto by the Borrower and/or the Issuing Lender shall in all respects be subject to the prior approval of the Funding Agent in the reasonable exercise of its sole and absolute discretion, PROVIDED, HOWEVER, that (i) the expiry date of all Letters of Credit shall be no later than fifteen days prior to the Final Maturity Date unless, on or prior to fifteen days prior to the Final Maturity Date either such Letters of Credit shall be cash collateralized in an amount equal to 110% of the face amount of such Letters of Credit or the Borrower shall provide the Funding Agent and the Lenders with an indemnification, in form and substance reasonably satisfactory to the Agents, from a commercial bank or other financial institution acceptable to the Agents for any Letter of Credit Obligations with respect to such Letters of Credit and
(ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Funding Agent and the Issuing Lender.

                  (c) The Funding Agent shall have the right, without notice to the Borrower, to charge the Loan Account with the amount of any and all indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Funding Agent or the Lenders under the Letter of Credit Guaranty or incurred by an Issuing Lender with respect to a Letter of Credit at the earlier of (i) payment by the Funding Agent or the Lenders under the Letter of Credit Guaranty or (ii) the occurrence of an Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Credit Loan hereunder made by the Lenders to the Borrower, funded by the Funding Agent on behalf of the Lenders and subject to subsection 2.2 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Funding Agent for the Borrower's account by the Issuing Lender in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Funding Agent and, when charged, shall be conclusive on the Borrower absent manifest error. Each of the Lenders and the Borrower agrees that the Funding Agent shall have the right to make such charges regardless of whether any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in subsection 6.2 have been satisfied.

                  (d) The Borrower unconditionally indemnifies each Agent and each Lender and holds each Agent and each Lender harmless from any and all loss, claim or liability incurred by any Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the Issuing Lender, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Issuing Lender, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to jointly and severally hold each Agent and each Lender harmless from any errors or omission, negligence or misconduct by the Issuing Lender. The Borrower's unconditional obligations to each Agent, the Issuing Lender and each Lender with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, the Issuing Lender's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by the Funding Agent or the Issuing Lender for the Borrower's account hereunder may be charged to the Loan Account.

                  (e) Upon any payments made to the Issuing Lender under the Letter of Credit Guaranty, the Funding Agent or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower in favor of the Issuing Lender in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Funding Agent and the Lenders and apply in all respects to the Funding Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

                  Section 3.2   PARTICIPATIONS.

                  (a) PURCHASE OF PARTICIPATIONS. Immediately upon issuance by the Issuing Lender of any Letter of Credit pursuant to this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Funding Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of the Funding Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                  (b) SHARING OF PAYMENTS. In the event that the Funding Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrower shall not have repaid such amount to the Funding Agent, the Funding Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with subsections 3.1(c) and 4.2 of this Agreement.

                  (c) OBLIGATIONS IRREVOCABLE. The obligations of a Lender to make payments to the Funding Agent for the account of the Funding Agent, the Lenders or the Issuing Lender with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in such Letter of Credit);

                    (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                    (v) any failure by any Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

                    (vi) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                    (vii) the occurrence of any Default or Event of Default.

                  Section 3.3   LETTERS OF CREDIT.

                  (a) REQUEST FOR ISSUANCE. The Borrower may, upon notice not later than 12:00 noon, New York City time, at least two (2) Business Days in advance of the proposed issuance date, request the Funding Agent to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Funding Agent, with a copy to the Issuing Lender, a L/C Application, together with any necessary related documents. The Funding Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Funding Agent shall have received written notice from the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in subsection 6.2 will not have been satisfied on such date, and the Funding Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in subsection 6.2 have been satisfied.

                  (b) LETTER OF CREDIT FEES. (i) The Borrower shall pay to the Funding Agent for the account of the Lenders with a Revolving Credit Commitment, in accordance with the Lenders' Pro Rata Shares for any Letter of Credit issued hereunder, a nonrefundable fee equal to 1.5% per annum of the outstanding amount of the Letter of Credit Obligations, payable monthly in arrears.

                    (ii) ISSUING LENDER CHARGES. The Borrower shall pay to the Funding Agent the standard charges assessed by the Issuing Lender in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

                    (iii) CHARGES TO THE LOAN ACCOUNT. The Borrower hereby authorizes the Funding Agent to, and the Funding Agent may, from time to time, charge the Loan Account pursuant to subsections 3.1(c) and 4.2 of this Agreement with the amount of any Letter of Credit fees or charges due under this subsection 3.3.


                SECTION 4. FEES, PAYMENTS AND OTHER COMPENSATION.

                  Section 4.1 AUDIT AND COLLATERAL MONITORING FEES. The Borrower acknowledges that the Agents may visit the Borrower and the Guarantors and/or conduct audits, inspections, valuations and/or field examinations of the Borrower and the Guarantors at any time and from time to time during normal business hours and otherwise in a manner so as to not unduly disrupt the business of the Borrower and the Guarantors. The Borrower agrees to pay (i) $750 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, valuations, audits and examinations and (ii) the actual reasonable charges paid or incurred by any Agent if it elects to employ the services of one or more third Persons to perform financial or appraisal audits of the Borrower or any of its Subsidiaries, to appraise or review the Collateral (including, without limitation, in connection with subsections 7.6 and 7.18), or any portion thereof.

                  Section 4.2 PAYMENTS; COMPUTATIONS AND STATEMENTS. (a) The Borrower will make each payment under the Notes not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Funding Agent at the Payment Office. All payments received by the Funding Agent after

12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Funding Agent and the Lenders. Except as provided in subsection 2.2, after receipt, the Funding Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Funding Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Funding Agent to, and the Funding Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agree that the Funding Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in subsection 6.2 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed Revolving Credit Loans hereunder made by the Lenders to the Borrower, funded by the Funding Agent on behalf of the Lenders and subject to subsection 2.2 of this Agreement. The Lenders and the Borrower confirm that any charges which the Funding Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Funding Agent's discretion, provided that the Funding Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Funding Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Funding Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Funding Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Funding Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates on all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letters of Credit issued by the Issuing Lender for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to such Loan Account and/or Loans made to the Borrower during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to such Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct absent manifest error and, if the Borrower has not objected in writing 30 days after the such statement is sent, shall be final and conclusive absent manifest error.

                  Section 4.3 SHARING OF PAYMENTS, ETC. Except as provided in subsection 2.2 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this subsection 4.3 may, to the fullest extent permitted by law, exercise all its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  Section 4.4   APPORTIONMENT OF PAYMENTS.

                  (a) Subject to subsection 2.2 hereof and to any written agreement among the Funding Agent and the Lenders, all payments of principal and interest in respect of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees set forth in subsection 2.6 hereof to the extent set forth in a written agreement among the Agents and the Lenders, fees with respect to Letters of Credit provided for in subsection 3.3(b)(ii) and the audit and collateral monitoring fee provided for in subsection 4.1) and all other payments in respect of any other Obligations, shall be allocated by the Funding Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

                  (b) After the occurrence and during the continuance of an Event of Default, all payments in respect of any Obligations and all proceeds of the Collateral, shall, unless the Funding Agent shall otherwise agree, be applied, subject to the provisions of this Agreement, (i) FIRST, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents or the Issuing Lender until paid in full;
(ii) SECOND, ratably to pay the Obligations with respect to the Revolving Credit Loans in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) THIRD, ratably to pay interest due in respect of the Revolving Credit Loans, Agent Advances and Reimbursement Obligations until paid in full;
(iv) FOURTH, ratably to pay principal of the Revolving Credit Loans, Agent Advances and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) until paid in full; (v) FIFTH, ratably to pay the Obligations with respect to the Term Loans in respect of any fees and indemnities then due the Lenders until paid in full; (vi) SIXTH, ratably to pay interest due in respect of the Term Loans until paid in full; (vii) SEVENTH, ratably to pay principal of the Term

Loans until paid in full; and (viii) EIGHTH, ratably to pay all other Obligations then due and payable.

                  (c) In each instance, so long as no Event of Default has occurred and is continuing, subsection 4.4(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Funding Agent to be for the payment of Obligations related to the Term Loan, then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan, in accordance with the terms and conditions of subsection 2.5.

                  (d) For purposes of subsection 4.4(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                  (e) In the event of a direct conflict between the priority provisions of this subsection 4.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this subsection 4.4 shall control and govern.

                  (f) Notwithstanding anything set forth in this Agreement to the contrary, (i) all repayments of principal on the outstanding Loans made from time to time hereunder shall be applied first in reduction of that portion of the Revolving Credit Loans which is not secured by New York Mortgages, (ii) all Revolving Credit Loans made from time to time hereunder shall be added first to that portion of the Revolving Credit Loans which is not secured by New York Mortgages, and (iii) any New York Mortgages which are granted from time to time hereunder shall secure Revolving Credit Loans in a maximum principal amount of $20,000,000, regardless of the then outstanding principal amount of the Revolving Credit Loans, and each such New York Mortgage shall contain an explicit declaration to that effect.


                  Section 4.5  INCREASED COSTS AND REDUCED RETURN.

                  (a) If any Lender or the Issuing Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by the Issuing Lender or any Lender or any Person controlling any such Lender or the Issuing Lender with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to the Issuing Lender or any Lender or any Person controlling any such Lender or the Issuing Lender (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to the Issuing Lender or any Lender or any Person controlling any such Lender or the Issuing Lender of any amounts payable hereunder (except for taxes on the overall net income of the Issuing Lender or any Lender or any Person controlling any such Lender or the Issuing Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, the Issuing Lender or any Lender, or any Person controlling any such Lender or the Issuing Lender or (iii) impose on the Issuing Lender or any Lender or any Person controlling any such Lender or the Issuing Lender any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to the Issuing Lender or any Lender of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by the Issuing Lender or any Lender hereunder, then, upon demand by the Issuing Lender or such Lender, the Borrower shall pay to the Issuing Lender or such Lender such additional amounts as will compensate the Issuing Lender or such Lender for such increased costs or reductions in amount.

                  (b) If any Lender or the Issuing Lender shall have determined that the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender, any Lender or any Person controlling such Issuing Lender or any Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by the Issuing Lender, any Lender or any Person controlling such Issuing Lender or any Lender, and the Issuing Lender or any Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, or the Issuing Lender's, any Lender's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on the Issuing Lender's, any Lender's, any such other controlling Person's capital to a level below that which such Issuing Lender, such Lender or such other controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Issuing Lender's, such Lender's, such other controlling Person's other obligations hereunder (in each case, taking into consideration such Issuing Lender's, such Lender's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by the Issuing Lender or any Lender, the Borrower shall pay to the Issuing Lender or such Lender from time to time such additional amounts as will compensate the Issuing Lender or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Issuing Lender's, such Lender's or such other controlling Person's capital.

                  (c) All amounts payable under this subsection 4.5 shall bear interest from the date that is ten (10) days after the date of demand by the Issuing Lender or a Lender until payment in full to the Issuing Lender or such Lender at the Base Rate. A certificate of the Issuing Lender or any Lender claiming compensation under this subsection 4.5 specifying the event herein above described and the nature of such event shall be submitted by the Issuing Lender or such Lender to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, the Issuing Lender's or such Lender's reasons for invoking the provisions of this subsection 4.5, and shall be final and conclusive absent manifest error.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES.

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents and each Lender that:

                  Section 5.1 FINANCIAL CONDITION. (a) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries at December 31, 1997 and December 31, 1998 and December 31, 1999 and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity for the respective fiscal years ended on such dates, together with the related notes and schedules thereto, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended.

                  (b) The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries at March 31, 2000 and the related unaudited consolidated statements of operations, of cash flows and of changes in stockholders' equity for the 3-month period ended on such dates, together with the related notes and schedules thereto, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of each of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their respective operations and their consolidated cash flows for the 3-month period then ended (subject to normal year-end audit adjustments).

                  (c) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries, as of the Effective Date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, represent in all material respects the PRO FORMA consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date after giving effect to the initial extensions of credit under this Agreement.

                  (d) All such financial statements referred to in subsections 5.1(a) and (b), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). On the Effective Date, neither the Borrower nor any of its consolidated Subsidiaries have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the financial statements referred to in subsection 5.1(c) or in the notes thereto to the extent required by GAAP. During the period from January 1, 2000 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1999, other than as set forth on
Schedule 5.1.

                  Section 5.2 NO CHANGE. (a) Since December 31, 1999, there has been no development, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by any Loan Party.

                  Section 5.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance in all material respects with all applicable material Requirements of Law.

                  Section 5.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each of the other Loan Parties has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, grant the Liens granted by it pursuant to the Security Documents and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party (including the granting of the Liens to be granted by it pursuant to the Security Documents and, in the case of the Borrower, the borrowings hereunder). Other than the filing of the Assignments with respect to the Mortgages and financing statements and other actions necessary to assign the Liens created by the Security Documents, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the assignment of the Liens pursuant to each Assignment to the Agents for the ratable benefit of the Lenders, and the granting and perfection of the Liens, created by the Security Documents or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which each Loan Party is a party other than those which have been obtained and are in full force and effect. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of such Loan Party. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  Section 5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the assignment of the Liens pursuant to each Assignment to the Collateral Agent for the ratable benefit of the Lenders and the granting of the Liens under the Security Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any applicable Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except pursuant to the Loan Documents.

                  Section 5.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  Section 5.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  Section 5.8 OWNERSHIP OF PROPERTY; LIENS. (a) Except for the Oil and Gas Properties, the Borrower and its Subsidiaries each have good and defensible title in fee simple to, or a valid leasehold interest in, all its real property and interests in real property set forth in Schedules 5.20A and 5.20B, and good and defensible title to, a valid leasehold interest in or a license to use, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3.

                  (b) The Borrower and its Subsidiaries each have good and defensible title to all of its Oil and Gas Properties set forth in Schedule 5.20C which are real property and good title to all such Oil and Gas Properties which are personal property, except for (i) such imperfections of title which do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of the Borrower or any of its Subsidiaries, (ii) Oil and Gas Properties disposed of since the date of the most recent Reserve Report as permitted by subsection 8.6 hereof, and (iii) Liens permitted by subsection
8.3 hereof. The quantum and nature of the interest of the Borrower and its Subsidiaries in and to the Oil and Gas Properties as set forth in each Reserve Report includes the entire interest of the Borrower and its Subsidiaries in such Oil and Gas Properties as of the date of such Reserve Report and are complete and accurate in all material respects as of the date of such Reserve Report; and there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of the Borrower or its Subsidiaries in such Oil and Gas Properties except as expressly set forth in such Reserve Report. The ownership of the Oil and Gas Properties by the Borrower and its Subsidiaries shall not in any material respect obligate any such Loan Party to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of such Loan Party in each Oil and Gas Property set forth in the most recent Reserve Report.

                  Section 5.9 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). All such Intellectual Property is set forth on Schedule 5.9. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual

Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                  Section 5.10 NO BURDENSOME RESTRICTIONS. No applicable Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

                  Section 5.11 TAXES. Each of the Borrower and its Subsidiaries has filed all material tax returns which, to the knowledge of such Loan Party, are required to be filed by it and has paid or caused to be paid all taxes shown on said returns and all assessments, fees and other governmental charges levied upon it or upon any of its property or income which are due and payable, other than such taxes, assessments, fees and other governmental charges, if any, as are being diligently contested in good faith and by appropriate proceedings and with respect to which there have been established adequate reserves on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such taxes or assessments, fees or other governmental charges, other than claims which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are being maintained on the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP.

                  Section 5.12 FEDERAL RESERVE REGULATIONS. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation T or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U or X.

                  Section 5.13 ERISA. No ERISA Event has occurred or is reasonably expected to occur and solely with respect to any Commonly Controlled Entity, no ERISA Event is reasonably likely to result in a payment by, or a Lien securing liability to, the Borrower or its Subsidiaries in an amount in excess of $5,000,000. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; provided, that solely with respect to any Commonly Controlled Entity, such excess is not reasonably likely to result in a payment by, or a Lien securing liability to, the Borrower or its Subsidiaries in an amount in excess of $5,000,000.

                  Section 5.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness under this Agreement or the other Loan Documents.

                  Section 5.15 SUBSIDIARIES. The Persons listed on Schedule 5.15 constitute all the Subsidiaries of the Borrower at the Effective Date.

                  Section 5.16 PURPOSE OF LOANS. The proceeds of the Loans will be used (a) to refinance Existing Indebtedness of the Borrower, (b) to repay the Chase Term Loan, (c) to repurchase Senior Subordinated Notes, PROVIDED that (i) the proceeds of the Term Loans shall be used exclusively to repurchase the Senior Subordinated Notes, and any related fees or expenses of such purchase,
(ii) so long as the undrawn Term Loan Commitment of any Lender is greater than zero, then no Revolving Credit Loans may be used to repurchase any Senior Subordinated Notes, (iii) an amount equal to not more than $15,000,000 of Revolving Credit Loans may be used either (A) to repurchase the Senior Subordinated Notes, or (B) to repay the Term Loans (it being understood that (y) to the extent the Borrower uses any proceeds of the Revolving Credit Loans to repurchase any Senior Subordinated Notes then the Borrower may not use any proceeds of the Revolving Credit Loans in excess of the amount so used, to repay the Term Loans, and (z) to the extent the Borrower uses any proceeds of the Revolving Credit Loans to repay the Term Loans then the Borrower may not use any proceeds of the Revolving Credit Loans in excess of the amount so used, to repurchase any Senior Subordinated Notes), and (iv) subject to the application of the immediately preceding clause (iii), not more than $40,000,000 of proceeds of the Loans may be used to repurchase Senior Subordinated Notes, (d) to pay fees and expenses relating to the transactions contemplated herein and (e) for general corporate purposes, including the Borrower's capital expenditure program.

                  Section 5.17 ENVIRONMENTAL MATTERS. Other than exceptions to any of the following set forth on Schedule 5.17:

                  (a) each of the Borrower and its Subsidiaries: (i) is, and within the period of all applicable statutes of limitation has been, in compliance in all material respects with all applicable material Environmental Laws; (ii) holds all material Environmental Permits (each of which is in full force and effect) required for any of its current or planned operations or for any property owned, leased, or otherwise operated by it; (iii) is, and within the period of all applicable statutes of limitation has been, in compliance in all material respects with all of its material Environmental Permits; and (iv) has filed in a timely manner for each renewal of a material Environment Permit required for the conduct of the business of the Borrower and its Subsidiaries and the costs of complying with such renewed or additional Environmental Permits and any other Environmental Laws applicable to or reasonably expected to apply to the Borrower and its Subsidiaries will not materially exceed the Borrower's and its Subsidiaries' existing costs of complying with Environmental Permits and Environmental Laws, provided that it being understood that for purpose of this paragraph (a) material shall mean that the Borrower and its Subsidiaries have incurred liability in excess of $10,000,000 in the aggregate not payable by insurance or the Borrower or its Subsidiaries violate a criminal statute that results in an action brought by a Governmental Authority against the Borrower or its Subsidiaries which would have a reasonable likelihood to include fines or penalties or the forfeiture of any assets in excess of $10,000,000;

                  (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise Released or threatened to be Released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any Subsidiary or at any other location, which could reasonably be expected to (i) give rise to liability of the Borrower or any Subsidiary under any applicable Environmental Law in an aggregate amount in excess of $10,000,000, (ii) interfere in any material respect with the Borrower's continued operations, or (iii) impair the fair saleable value of any material real property owned or leased by the Borrower or any Subsidiary;

                  (c) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or arising under any Environmental Law to which the Borrower or any Subsidiary is, or to the knowledge of the Borrower is reasonably expected to be, named as a party is pending or, to the knowledge of the Borrower, threatened which is reasonably likely to result in a Material Adverse Effect;

                  (d) the Borrower has not received any written request for information, or been notified that it or any Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern which is reasonably likely to result in a Material Adverse Effect;

                  (e) neither the Borrower nor any Subsidiary has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law which is reasonably likely to result in a Material Adverse Effect; and

                  (f) neither the Borrower nor any Subsidiary has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed, contingent or otherwise, under any Environmental Law which is reasonably likely to result in liability to the Borrower or its Subsidiaries in excess of $1,000,000.

                  Section 5.18 NO MATERIAL MISSTATEMENTS. (a) All written information, reports, financial statements, exhibits and schedules furnished to the Agents or any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the date such statements were made, any untrue statements of a material fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the date such statements were made, any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

                  (b) All projections and estimates concerning the Borrower and its Subsidiaries that are or have been made available to the Agents or any Lender by or on behalf of the Borrower or any of its Subsidiaries, have been or will be prepared based on good faith estimates and based upon assumptions believed by the Borrower to be reasonable at the time of such preparation.

                  (c) All of the information which is required to be scheduled in this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                  Section 5.19 CAPITALIZATION OF THE BORROWER. The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for each of the Borrower and its Subsidiaries as of the Effective Date are set forth on Schedule 5.19. All outstanding shares of Capital Stock of the Borrower are fully paid and nonassessable and owned beneficially and of record as set forth in Schedule 5.19 and will be free of all Liens (other than the Liens created pursuant to the Security Documents).

                  Section 5.20 LOCATION OF REAL PROPERTY AND LEASED PREMISES.
(a) Part A of Schedule 5.20 lists completely and correctly as of the Effective Date all material real property (other than Oil and Gas Properties) owned in fee by the Borrower and each of its Subsidiaries and the addresses thereof.

                  (b) Part B of Schedule 5.20 lists completely and correctly as of the Effective Date all material real property (other than Oil and Gas Properties) leased by the Borrower and each of its Subsidiaries and the respective addresses thereof.

                  (c) Part C of Schedule 5.20 lists completely and correctly as of the Effective Date all Oil and Gas Properties which are real property located in all jurisdictions other than in the State of New York and all Oil and Gas Properties located in the State of New York whether leased or owned by the Borrower and each of its Subsidiaries.

                  Section 5.21 SOLVENCY. (a) On the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Borrower on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower on a consolidated basis on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date. For purposes of the representation contained in this subsection 5.21(a), unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can, in light of all the facts and circumstances existing at such time, be reasonably expected to be an actual or matured liability.

                  (b) The Borrower neither intends to, nor believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash available to be received by it or any such Subsidiary and the time and amounts of cash to be payable on or in respect of its Indebtedness or that of any such Subsidiary.

                  Section 5.22 LABOR MATTERS. There are no strikes pending or threatened against the Borrower or any of its Subsidiaries. The hours worked and payments made to the Borrower or any of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. The consummation of the transactions contemplated hereby will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which the Borrower or any Subsidiary (or any predecessor) is bound.

                  Section 5.23 INSURANCE. Each of the Borrower and its Subsidiaries carries and maintains with respect to its insurable properties insurance (including, to the extent consistent with past practices, self-insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses.

                  Section 5.24 FUTURE COMMITMENTS. Except with respect to gas imbalances, take-or-pay or other prepayments with respect to any Oil and Gas Property of the Borrower or any of its Subsidiaries which would require the Borrower or any of its Subsidiaries either (a) to deliver Hydrocarbons produced from Oil and Gas Properties or (b) to make cash settlements for such products with a value not in excess of $1,000,000, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to any Oil and Gas Property of the Borrower or any of its Subsidiaries or any cash settlement for such products at some future time without then or thereafter receiving full payment therefor.

                  Section 5.25 SECURITY DOCUMENTS. (a) The provisions of the Guarantee and Collateral Agreement, as assigned pursuant to the Assignment, and the Parent Pledge Agreements, as assigned pursuant to the Assignment, are effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The stock certificates and notes representing or constituting such pledged securities delivered to the Collateral Agent, the Guarantee and Collateral Agreement, as assigned pursuant to the Assignment, and the Parent Pledge Agreements, as assigned pursuant to the Assignment, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party therein in the pledged securities described therein. The financing statements referred to in Schedule 5.25 have been filed and recorded in the offices in the jurisdictions listed in Schedule 5.25 under the names set forth in Schedule 5.25. The Collateral Agent, for the ratable benefit of the Lenders, has a fully perfected first priority security interest in all right, title and interest of the Borrower and each of its Subsidiaries in such Collateral (other than the pledged securities referred to in clause (i) above) superior in right to any Liens which the Borrower, any of its Subsidiaries or any third Person may have against such Collateral or interests therein.

                  (b) Subject to the recordation of the assignment thereof to the Collateral Agent, the provisions of the Mortgages, as assigned pursuant to the Assignment, are effective to grant to the Collateral Agent, for the ratable benefit of the Lenders, legal, valid and enforceable mortgage liens on all of the right, title and interest of the Borrower or its Subsidiaries in the mortgaged property described therein. Such Mortgages, to the extent recorded, are recorded in the appropriate recording office and constitute perfected first liens on, and security interest in, such mortgaged property.

                  Section 5.26 NATURE OF BUSINESS. The Borrower and its Subsidiaries are not engaged in any business other than the Oil and Gas Business.

                  Section 5.27 YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower or its Subsidiaries systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries each Loan Party are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without a Material Adverse Effect.

                  Section 5.28 LOCATION OF BANK ACCOUNTS. Schedule 5.28 sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Borrower and its Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                  Section 5.29 MATERIAL CONTRACTS. Set forth on Schedule 5.29 is a complete and accurate list as of the Effective Date of all Material Contracts of the Borrower and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract
(i) is in full force and effect and is binding upon and enforceable against the Borrower or its Subsidiaries that are a party thereto and, to the best knowledge of such Person, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of the Borrower or its Subsidiaries or, to the best knowledge of, any other party thereto.

                  Section 5.30 HOLDING COMPANY ACT. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  Section 5.31 BANKRUPTCY FILING. None of the Borrower or its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property, and none of the Borrower or its Subsidiaries has any knowledge of any Person contemplating the filing of any such petition against it.

                  Section 5.32  [Intentionally Omitted.]

                  Section 5.33 LOCATION OF INVENTORY; PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE. There is no location at which the Borrower has any Hydrocarbon products (except for Hydrocarbon products in transit) other than those locations listed on Schedule 5.33. Schedule 5.33 hereto contains a true, correct and complete list, as of the Effective Date, of each location at which Hydrocarbon products of the Borrower and its Subsidiaries are stored. None of the receipts received by the Borrower or its Subsidiaries from any warehouse, common carrier or other third party location states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 5.33 sets forth a complete and accurate list as of the date hereof of (A) each place of business of the Borrower and its Subsidiaries and (B) the chief executive office of the Borrower and its Subsidiaries.

                  Section 5.34 HEDGING AGREEMENTS. Schedule 5.34 sets forth, as of the Effective Date, a true and complete list of all Hedging Agreements of the Borrower and its Subsidiaries, the material terms hereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

                  Section 5.35 INACTIVE SUBSIDIARIES. The Persons set forth in
Schedule 1.1(b) conduct no operations or business and do not own properties and assets with an aggregate fair market value in excess of $100,000.


                  SECTION 6.  CONDITIONS PRECEDENT.

                  Section 6.1 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT. The agreement of each Lender to make the initial Loan requested to be made by it and of the Issuing Lender to issue the initial Letter of Credit to be issued by it is subject to the satisfaction of the following conditions precedent the first Business Day on which the following conditions have been satisfied, the "EFFECTIVE DATE"):

                  (a) LOAN DOCUMENTS. The Collateral Agent shall have received (with the number of original counterparts requested by the Collateral Agent) (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) an originally executed (A) Guarantee and Collateral Agreement,
(B) Existing Credit Agreement and all amendments thereto, (C) the Parent Pledge Agreements, and (D) all other Loan Documents, (iii) the Revolving Credit Notes, each executed and delivered by a duly authorized officer of the Borrower, (iv) the Term Loan Notes, each executed and delivered by a duly authorized officer of the Borrower, (v) the notes evidencing the Indebtedness outstanding under the Existing Credit Agreement, duly endorsed by the Existing Lenders in favor of the Collateral Agent and (vi) the First Amendment to the Guarantee and Collateral Agreement, duly executed by each Eligible Guarantor and the Borrower.

                  (b) RELATED AGREEMENTS. The Collateral Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Collateral Agent, including, without limitation, a copy of any debt instrument or security agreement to which the Borrower and its Subsidiaries will be a party after the Effective Date.

                  (c) BORROWING CERTIFICATE. The Funding Agent shall have received (with the number of original counterparts requested by the Funding Agent), a certificate of the Borrower (a "BORROWING BASE CERTIFICATE"), dated the Effective Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, each satisfactory in form and substance to the Agents, executed by a Responsible Officer of the Borrower.

                  (d) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Collateral Agent shall have received (with the number of original counterparts requested by the Collateral Agent), a copy of the resolutions, in form and substance satisfactory to the Collateral Agent, of the Board of Directors of the Borrower and each of the Guarantors authorizing (i) the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party,
(ii) in the case of the Borrower, the borrowings contemplated hereunder and
(iii) the granting by it of the Liens created pursuant to the Loan Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Collateral Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) LOAN PARTY INCUMBENCY CERTIFICATES. The Collateral Agent shall have received (with the number of original counterparts requested by the Collateral Agent), a certificate of the Borrower and each of the Guarantors, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower and each of the Guarantors executing any Loan Document reasonably satisfactory in form and substance to the Collateral Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower and each of the Guarantors.

                  (f) CORPORATE DOCUMENTS. The Collateral Agent shall have received (with the number of original counterparts requested by the Collateral Agent), true and complete copies of the certificate of incorporation and by-laws or other similar organizational documents of the Borrower and each of the Guarantors, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower and each of the Guarantors.

                  (g) CONSENTS, LICENSES AND APPROVALS. All governmental and third party approvals (including consents and acknowledgements) necessary in connection with the execution, delivery and performance of the Loan Documents shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement. The Collateral Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower as to the foregoing.

                  (h) FEES. The Lenders and the Agents shall have received all fees and expenses required to be paid on or before the Effective Date for which invoices have been presented.

                  (i) LEGAL OPINIONS. The Collateral Agent shall have received the following legal opinions:

                    (i) the executed legal opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit C-1;

                    (ii) the executed legal opinion of Leibenguth, Boos & Associates, P.C., Michigan Counsel to the Agents, substantially in the form of Exhibit C-2;

                    (iii) the executed legal opinion of Vorys, Sater, Seymour and Pease, Ohio Counsel to the Agents, substantially in the form of Exhibit C-3;

                    (iv) the executed legal opinion of Bulson & Lindhome, Pennsylvania Counsel to the Agents, substantially in the form of Exhibit C-4; and

                    (v) the executed legal opinion of Black McCuskey Souers & Arbaugh, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit C-5.

                  Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

                  (j) PLEDGED STOCK; STOCK POWERS. The Collateral Agent shall have received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement and the Parent Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged, if any, pursuant to the Guarantee and Collateral Agreement and the Parent Pledge Agreements, each endorsed in blank by a duly authorized officer of the pledgor thereof.

                  (k) ACTIONS TO PERFECT LIENS. Except as otherwise provided in subsections 6.1(v) and 7.12, the Collateral Agent shall have received evidence satisfactory to it that properly completed and executed financing statements (or other similar documents), including, without limitation, duly executed financing statements on form UCC-1, necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents are filed in the appropriate offices and jurisdictions, and the Collateral Agent shall be reasonably satisfied that, other than filing such financing statements and other similar documents and the Assignments of the Mortgages, no other filings, recordings, registrations, assignments, acknowledgements or other actions are necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents.

                  (l) COPIES OF DOCUMENTS. If requested by the Collateral Agent, the Collateral Agent shall have received a copy, certified by such parties as the Collateral Agent may reasonably deem appropriate, of any document burdening the property covered by any Mortgage.

                  (m) LIEN SEARCHES. The Collateral Agent shall have received the results of recent lien searches by Persons reasonably satisfactory to the Collateral Agent, in such jurisdictions and offices as it shall request and such searches shall reveal no Liens on any assets of the Borrower and its Subsidiaries, except for (i) Liens permitted by subsection 8.3 and (ii) Liens to be created by this Agreement and the other Loan Documents.

                  (n) INSURANCE. The Collateral Agent shall have received evidence satisfactory to it of (i) copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by subsection 7.5 and the applicable provisions of the Security Documents, and each property and casualty policy covering any property which is Collateral shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent for the ratable benefit of the Lenders as additional insured, in form and substance reasonably satisfactory to the Collateral Agent and (ii) confirmation from such insurance broker that the scope and amount of coverage maintained by the Borrower and its Subsidiaries are comparable to the scope and amount of the insurance maintained by other companies of similar size in the same industry and general location.

                  (o) [Intentionally Omitted]

                  (p) [Intentionally Omitted]

                  (q) FINANCIAL STATEMENTS. The Collateral Agent shall have received a copy of the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1999.

                  (r) BORROWING BASE AVAILABILITY. As of the Effective Date, the Borrowing Base as set forth in the Borrowing Base Certificate delivered pursuant to subsection 6.1(c) shall exceed the sum of (i) the Existing Indebtedness, (ii) all fees and expenses related to the transactions contemplated hereby and (iii) all accounts payable of the Borrower and its Subsidiaries that are not at a level and in a condition satisfactory to the Agents.

                  (s) BRING DOWN CERTIFICATE. The Agents shall have received a certificate of the Borrower, dated the Effective Date, certifying that as of the Effective Date each of the representations and warranties made by the Borrower in the Loan Documents are true and correct on such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default has occurred.

                  (t) SOURCES AND USES. The Collateral Agent and the Lenders shall be reasonably satisfied that the sources and uses of funds advanced under the initial Loans shall not be materially inconsistent with the sources and uses listed on Schedule 6.1.

                  (u) RESERVE REPORT. The Agents shall have received a Reserve Report with respect to the Oil and Gas Properties of the Borrower prepared by certified independent petroleum engineers or other independent petroleum consultants in form and substance satisfactory to the Agents (collectively, the "INITIAL RESERVE Report").

                  (v) TITLE TO OIL AND GAS PROPERTIES. The Lenders shall be satisfied as to the title to the Oil and Gas Properties representing all of the Oil and Gas Properties included in the Initial Reserve Report and the Collateral Agent shall be satisfied that the Borrower and the Guarantors have executed and delivered the Mortgages, and Chase shall have agreed in writing to execute and deliver the Assignments of the Mortgages covering such percentage of Oil and Gas Properties included in the Initial Reserve Report as shall be reasonably acceptable to the Collateral Agent.

                  (w)      [Intentionally Omitted.]

                  (x) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  Section 6.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit and any renewal or extension of a Letter of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents and shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received such other documents and legal

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

opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  Each borrowing by, and Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS.

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  Section 7.1 FINANCIAL STATEMENTS. Furnish to the Agents with sufficient copies for the Lenders:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders;

                   (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower and its consolidated Subsidiaries, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements provided to the Lenders, except for the omission of footnotes and subject to normal year-end adjustments;

                  (c) as soon as available, and in any event within 45 days after the end of each of the first eleven fiscal months of each fiscal year of the Borrower and its consolidated Subsidiaries an internally prepared unaudited consolidated balance sheet, for such fiscal month of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of operations and consolidated statements of cash flows for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, all in reasonable detail and certified by a Responsible Officer as fairly presenting, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lenders, except for omission of footnotes and subject to normal year-end adjustments;

                  (d) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its consolidated Subsidiaries, reports in detail satisfactory to the Agents and certified by a Responsible Officer as being accurate and complete in all material respects (i) listing all Accounts Receivable of the Borrower as of the last Business Day of such fiscal month, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such report with the report delivered to the Agents pursuant to this clause (d)(i) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may reasonably request and (ii) listing all accounts payable of the Borrower as of each such day which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as any Agent may request, all in detail and in form satisfactory to the Agents;

                  (e) not later than 60 days after June 30th and December 31st of each year, a Reserve Report, prepared under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Initial Reserve Report, and together with each such Reserve Report, a certificate of a Responsible Officer certifying that, to the best of his knowledge (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and its Subsidiaries own good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Liens permitted under subsection 8.3, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (iv) except as set forth on an exhibit to the certificate, none of its Oil and Gas Properties have been sold since the date of the Reserve Report, most recently delivered pursuant to this subsection 7.1(e), which exhibit shall list all of its Oil and Gas Properties sold and in such detail as is reasonably required by the Collateral Agent, (v) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered pursuant to this subsection 7.1(e) and a list of all Persons disbursing proceeds to the Borrower or its Subsidiaries, as applicable, from its Oil and Gas Properties, (vi) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties evaluated by such Reserve Report that are subject to a Mortgage, or with respect to personal property constituting production payments received from
Section 29 Properties, the Guarantee and Collateral Agreement and UCC financing statements, that in each case create a first priority perfected Lien in such Properties in favor of the Collateral Agent for the ratable benefit of the Lenders and (vii) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of the Borrower and its Subsidiaries in any of the Oil and Gas Properties included on such Reserve Report resulting in a change in the value of such Oil and Gas Property of $25,000 individually or $1,000,000 in the aggregate, which change has occurred since the date of the last certificate delivered pursuant to this subsection 7.1(e), such exhibit to set forth the reason for such change;

                  (f) as soon as available and in any event within 15 days after the end of each month ending after the Effective Date, a report setting forth, in form reasonably acceptable to the Agents, the calculation of the PV-10 Value of the Proved Reserves composing the Borrowing Base as determined by the Reserve Report most recently delivered by the Borrower under subsection 7.1(e), such calculation to be made by multiplying (i) the volumetric quantity of the categories of estimated Proved Reserves set forth in such Reserve Report less such aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by (ii) the applicable NYMEX Strip Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Agents; each such report shall (x) also include a discussion of (A) any changes since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and "other", (B) any changes in the working interest or net revenue interest in the Oil and Gas Properties of the Borrower and its Subsidiaries reflected on such Reserve Report, and (C) such other information as the Agents shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; and (y) be accompanied by a certificate of a Responsible Officer of the Borrower certifying to the completeness and accuracy of the report, including the calculation of the PV-10 Value of Proved Reserves comprising the Borrowing Base; and

                  (g) as soon as available and in any event within three (3) Business Days after the end of each week, a Borrowing Base Certificate current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may reasonably request from time to time, PROVIDED that (i) the Borrowing Base set forth in the Borrowing Base Certificate shall be (x) determined on the basis of the NYMEX Strip Prices used in preparation of the report most recently delivered by the Borrower pursuant to subsection 7.1(f) and (y) effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents unless either Agent disputes the eligibility of any Oil and Gas Property for inclusion in the calculation of the Borrowing Base by notice of such dispute to the Borrower and (ii) in the event of any dispute about the eligibility of any such property for inclusion in the calculation of the Borrowing Base, the Agents' good faith judgment shall control.

                  All such financial statements delivered pursuant to subsections 7.1(a), (b) and (c) shall be complete and correct in all material respects and shall be prepared in accordance with GAAP (except in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

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

                  Section 7.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Funding Agent, with sufficient copies for the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a), (b) and (c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 7.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) the Borrower has observed or performed all of its covenants (and setting forth the calculations used to determine compliance with the covenants set forth in subsection 8.1) and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than 45 days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries, financial projections for the Borrower and its consolidated Subsidiaries supplementing and superseding the financial projections for such period previously delivered to the Agents, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents for the immediately succeeding fiscal year of the Borrower and its Subsidiaries and on or before 45 days after the end of each fiscal quarter, financial projections supplementing and superseding the financial projections for such period previously delivered by the Borrower to the Agents, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for each remaining quarterly period in such fiscal year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time such projections are prepared and from the best information then available to the Borrower;

                  (d) within five days after the same are filed, copies of all correspondences, financial statements, documents and reports, if any, which the Borrower may make to, or file with, the SEC to the extent such correspondences, financial statements, documents and reports are not retrievable at the SEC's website at www.sec.gov, and if such correspondences, financial statements, documents and reports are retrievable at the SEC's website at www.sec.gov, within five days after such filings, notice to the Agents of such filings;

                  (e) promptly upon receipt thereof, copies of all reports and management letters submitted to the Borrower or any Subsidiary by independent public accountants in connection with any interim or special audit of the books or operations of the Borrower or such Subsidiary made by such accountants;

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

                  (f) together with any Reserve Report delivered pursuant to subsection 7.1(e), a schedule identifying as of the last day of the fiscal period for which the financial statements are delivered or as of the date of delivery of such Reserve Report, as the case may be, each commodity fixed price contract having a term longer than one year then in effect as to which the Borrower or any of its Subsidiaries is bound which provides for payments during any year of such contract of $1,000,000 or more, and setting forth the names of the parties thereto and of any guarantees thereof, and the volumes attributable to each such contract;

                  (g) deliver to the Funding Agent within 30 days of obtaining any renewal or replacement insurance policies as and when required by subsection 7.5(b)(v), certificates of insurance evidencing the Borrower's compliance with subsection 7.5; and

                  (h) promptly, such additional financial and other information concerning the Borrower and its Subsidiaries as any Lender (acting through the Funding Agent) may from time to time reasonably request.

                  Section 7.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the applicable Subsidiary, as the case may be.

                  Section 7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE; COMPLIANCE WITH LAW AND CONTRACTUAL OBLIGATIONS. Except as permitted by subsections 8.5 and 8.6, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply, in all material respects, with all material Requirements of Law and comply with all Contractual Obligations except to the extent that failure to comply with such Contractual Obligations could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

                  Section 7.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all material property owned or leased by it that is useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance of such types, in such amounts and against such risks as is customary to be maintained by companies engaged in the same or a similar business in the same general area; and furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

                  (b) (i) Cause all such property and casualty insurance policies with respect to the Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement (or other endorsement acceptable to the Collateral Agent), in form and substance reasonably satisfactory to the Collateral Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all

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

proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; (ii) cause all such policies to provide that neither the Borrower, the Collateral Agent, nor any other party shall be a co-insurer thereunder; (iii) if requested by the Collateral Agent, deliver original or certified copies of all such policies to the Collateral Agent; (iv) cause each such policy to provide that it shall not be canceled, or not renewed (A) by reason of nonpayment of premium unless not less than 20 days' prior written notice thereof has been given by the insurer to the Collateral Agent or (B) for any other reason unless not less than 30 day's prior written notice thereof has been given by the insurer to the Collateral Agent; and (v) if requested in writing by the Collateral Agent, deliver to the Collateral Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

                  Section 7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives (including, without limitation, engineers, appraisers or other similar professionals) of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested through the Agents and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  Section 7.7 NOTICES. Promptly give notice to the Agents of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which in the case of either clause (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected, in the opinion of a Responsible Officer, to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries which could reasonably be expected, in the opinion of a Responsible Officer, to result in an adverse judgment of $1,000,000 or more not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any ERISA Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any

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

Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, in either case which is reasonably likely to result in a payment of, or a Lien securing liability to, the Borrower or its Subsidiaries in an amount in excess of $1,000,000;

                  (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and

                  (f) the execution, receipt or delivery of any material notices that the Borrower or its Subsidiaries executes or receives in connection with any Material Contract, together with copies thereof.

                  Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what the Borrower and its Subsidiaries have taken or propose to take with respect thereto.

                  Section 7.8 ENVIRONMENTAL LAWS. (a)(i) Comply, in all material respects, with all Environmental Laws applicable to it and material to the business and operations of the Borrower or any of its Subsidiaries, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply in all material respects with all Environmental Laws material to the business and operations of the Borrower or any of its Subsidiaries, and obtain, comply with and maintain any and all material Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to adversely affect the Borrower or any of its Subsidiaries. For purposes of this subsection 7.8(a), noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Borrower and its Subsidiaries shall promptly undertake all reasonable efforts to achieve compliance, appeal or take other notice to contest in good faith such order or directive.

                  (b) Comply with all material orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal or other appropriate action to contest such order or directive has been timely and properly taken in good faith.

                  (c) Prior to acquiring any ownership or leasehold interest in real property or other interest in any real property that is reasonably likely to give rise to the Borrower or its Subsidiaries being subject to potential significant liability under or violations of any material Environmental Law: (i) notify the Collateral Agent; and (ii) if requested by the Collateral Agent, provide to the Collateral Agent a written report by an environmental consultant reasonably acceptable to the Collateral Agent (the "ENVIRONMENTAL CONSULTANT") assessing the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions that could give rise to potentially significant liability or violations of any Environmental Law.

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                  Section 7.9 FURTHER ASSURANCES. Upon the request of any Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Funding Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  Section 7.10 ADDITIONAL COLLATERAL. (a) It is the intention of the parties hereto that the Obligations and guarantees thereof be secured by a perfected first priority security interest in the following properties of the Borrower and the Eligible Guarantors (i) if the Total Reserve Value is less than $150,000,000, Oil and Gas Properties representing at least 85% of the PV-10 Value of the Oil and Gas Properties included in the most recently delivered Reserve Report, (ii) all of the gathering system assets, (iii) all accounts receivable, equipment, inventory, and intangibles and (iv) all of the Capital Stock of the Borrower and the Eligible Guarantors other than as set forth on
Schedule 5.19. Accordingly, with respect to assets acquired after the Effective Date that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b) of this subsection), the Borrower and the Eligible Guarantors shall, from time to time (and, in any event, (x) within 30 days after the request by the Collateral Agent to do so and (y) with respect to Oil and Gas Properties, only to the extent necessary to ensure compliance with subsection 7.11), (A) execute and deliver to the Collateral Agent such amendments to the relevant Security Documents or such other documents as the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected, first priority Lien on such assets,
(B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent, and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any Person that, subsequent to the Effective Date, becomes a Subsidiary of the Borrower, promptly upon the request of the Collateral Agent: (i) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, pursuant to documentation which is in form and substance reasonably satisfactory to the Collateral Agent, and (B) to take all actions reasonably necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent, (ii) cause the Capital Stock of such Person owned by the Borrower and any of the Eligible Guarantors to be pledged to the Collateral Agent, for the ratable benefit of the Lenders, pursuant to documentation reasonably satisfactory to the Collateral Agent, and take all actions reasonably necessary or advisable to cause the Lien thereon to be duly perfected in accordance with all applicable Requirements of Law, and deliver the certificates representing such Capital Stock to the Collateral Agent, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Eligible Guarantors, as the case may be and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (c) With respect to any Oil and Gas Property acquired after the Effective Date by the Borrower or any Subsidiary, promptly (and in any event within 30 days after the acquisition thereof) but only to the extent required to maintain compliance with subsection 7.11: (i) execute and deliver to the Collateral Agent such amendments to the relevant Security Documents or such other documents as the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on such Oil and Gas Property; (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of mortgages, deeds of trust or like documents or financing statements in such jurisdictions as may be requested by the Collateral Agent; and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (d) To the extent that motor vehicles subject to certificate of title statutes owned by the Borrower or any of the Eligible Guarantors have an aggregate value exceeding $2,000,000, the Collateral Agent may request, and the Borrower shall, and shall cause the Eligible Guarantors to, within 30 days of such request deliver each certificates of title applicable to such motor vehicles, duly endorsed by the Borrower or any of the Eligible Guarantors to permit the Collateral Agent to note its Lien for the benefit of the Lenders on such certificates of title.

                  Section 7.11 COLLATERAL VALUE. Within 60 days after a Reserve Report is delivered pursuant to subsection 7.1 that shows that the Total Reserve Value is less than $150,000,000, cause to be included in the Collateral, Oil and Gas Properties representing at least 85% of the PV-10 Value of the total Oil and Gas Properties of the Borrower and the Eligible Guarantors included in the most recently delivered Reserve Report, and cause such other portion of the Oil and Gas Properties not included in the Collateral to be free and clear of all Liens except Liens permitted by subsection 8.3.

                  Section 7.12 [Intentionally Omitted]

                  Section 7.13 MAINTENANCE AND OPERATION OF PROPERTY. To the extent that the failure to comply could reasonably be expected to have a material and adverse effect on the financial condition or operations of Borrower or its Subsidiaries and consistent with the standards of a reasonably prudent operator:

                           (a) Maintain, develop, and operate Borrower's Oil and Gas Properties, and oil and gas gathering assets in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to the properties so long as the oil and gas leases are capable of producing Hydrocarbons and accompanying elements in quantities and at prices providing for continued efficient and profitable operation of business;

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

                           (b) Comply in all material respects with all contracts and agreements applicable to or relating to Borrower's Oil and Gas Properties or the production and sale of Hydrocarbons and accompanying elements therefrom;

                           (c) At all times, maintain, preserve, and keep all operating equipment used with respect to Borrower's Oil and Gas Properties, and oil and gas gathering assets in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of the operating equipment shall at all times be properly preserved and maintained, PROVIDED that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower or its Subsidiaries shall in good faith determine that the action is not necessary or desirable for its continued efficient and profitable operation of business; and

                           (d) With respect to Borrower's Oil and Gas
         Properties, and oil and gas gathering assets which are operated by operators other than Borrower or a Subsidiary, seek to enforce the operators' contractual obligations to maintain, develop, and operate such properties subject to the applicable operating agreements.

                  Section 7.14 SUBORDINATION. The Borrower shall cause all Indebtedness and other obligations now or hereafter owed by the Borrower or its Subsidiaries to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Collateral Agent.

                  Section 7.15 BORROWING BASE. The Borrower shall within three
(3) Business Days after the sum of the aggregate principal amount of all Loans and the aggregate amount of all Letter of Credit Obligations exceeds the Borrowing Base set forth in the most recent Borrowing Base Certificate delivered to the Agents pursuant to subsection 7.1(g), cause all Loans and Letter of Credit Obligations to be in compliance with such Borrowing Base.

                  Section 7.16 CHANGE IN COLLATERAL; COLLATERAL RECORDS. (i) Give the Collateral Agent not less than 30 days' prior written notice of any change in the location of any Collateral having a value of in excess of $1,000,000 ("MATERIAL COLLATERAL"), other than to locations set forth on
Schedule 7.16 and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of any Material Collateral or the Lien granted thereon, and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Material Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing Material Collateral, in each case other than motor vehicles of the Borrower and its Subsidiaries subject to certificates of title statutes unless and until the aggregate value of such motor vehicles exceeds $2,000,000.

                  Section 7.17 LANDLORD WAIVERS; COLLATERAL ACCESS AGREEMENTS. Obtain at the time the Borrower or its Subsidiaries enters into a lease for real property not occupied on the

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

Effective Date or delivers possession of Material Collateral to a Person that did not have possession of Material Collateral on the Effective Date, a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease) or a collateral access agreement from the Person that has possession of such Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

                  Section 7.18 ADDITIONAL COLLATERAL REVIEWS. Upon the request of any Agent, the Borrower shall, and shall cause its Subsidiaries, to cooperate, with any commercially reasonable review or examination of the Collateral, including, without limitation, a review of title to the Oil and Gas Properties of the Borrower and its Subsidiaries or a review of the Mortgages to determine whether certain Oil and Gas Properties of the Borrower and its Subsidiaries are included under such Mortgages.

                         SECTION 8. NEGATIVE COVENANTS.

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not (except with respect to subsection 8.1) permit any Subsidiary to, directly or indirectly:

                  Section 8.1       FINANCIAL COVENANT CONDITIONS.

                  (a) Senior Debt Interest Coverage Ratio. Permit, at the end of each fiscal quarter of the Borrower with respect to the four (4) immediately preceding fiscal quarters then ended (calculated cumulatively, without duplication), the ratio of EBITDA for such four fiscal quarters to Consolidated Interest Expense on Senior Debt for such period to be less than the ratios set forth below opposite the date corresponding thereto.

                        September 30, 2000                   6.0:1
                        December 31, 2000                    5.8:1
                        March 31, 2001                       5.0:1
                        June 30, 2001                        4.3:1
                        September 30, 2001                   4.0:1
                        December 31, 2001                    3.7:1
                        March 31, 2002                       3.4:1
                        June 30, 2002                        3.2:1

                  (b) Senior Debt Leverage Ratio. Permit, at the end of each fiscal quarter of the Borrower with respect to the four (4) immediately preceding fiscal quarters then ended (calculated cumulatively, without duplication), the ratio of Senior Debt as of the last day of such period to EBITDA for such four fiscal quarters to be greater than the ratios set forth below.

                        September 30, 2000                   2.7:1
                        December 31, 2000                    2.4:1
                        March 31, 2001                       2.3:1
                        June 30, 2001                        2.5:1

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

                        September 30, 2001                   2.6:1
                        December 31, 2001                    2.6:1
                        March 31, 2002                       2.7:1
                        June 30, 2002                        3.2:1

                  (c) Current Ratio. Permit, the ratio of current assets (which shall include an amount equal to the principal amount of Loans available under this Agreement) to current liabilities (excluding all Indebtedness and accrued interest expense otherwise included as current liabilities) to be less than 1.0 to 1.0 at the end of any fiscal quarter of the Borrower.

                  (d) LIQUIDITY. Permit cash and Cash Equivalents, together with an amount equal to the principal amount of Loans available under this Agreement (in each case to the extent not subject to any Lien other than those Liens created hereby), to be less than $5,000,000 at any time.

                  Section 8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness or allow any Subsidiary to issue preferred stock, except:

                          (a) Indebtedness of the Loan Parties under the Loan
             Documents;

                          (b) Indebtedness of the Borrower issued to any
             Wholly-Owned Subsidiary and Indebtedness and preferred stock of any Wholly-Owned Subsidiary issued to the Borrower or any other Wholly-Owned Subsidiary;

                          (c) (i) Indebtedness of the Borrower evidenced by the
             Senior Subordinated Notes and (ii) Permitted Subordinated Refinancing Debt, if any;

                          (d) Guarantee Obligations permitted by subsection 8.4;

                          (e) Indebtedness of the Borrower and its Wholly-Owned
             Subsidiaries existing on the Effective Date listed on Schedule 8.2, but not any extensions, renewals or replacements of such Indebtedness;

                          (f) Indebtedness under Interest Rate Protection
             Agreements entered into for the purpose of limiting interest rate risks and not for the purpose of speculation, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant;

                          (g) Indebtedness under Commodity Hedging Agreements
             provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Borrower and its Subsidiaries and not for the purpose of speculation; and

                          (h) additional Indebtedness of the Borrower and its
             Wholly-Owned Subsidiaries not to exceed $10,000,000 in aggregate principal amount at any one time outstanding.

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

                  Section 8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (a) Liens for taxes, assessments, fees and other governmental charges and claims that are not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP;

                           (b) carriers', warehousemen's, suppliers' mechanics', materialmen's, vendors', repairmen's, landlords' and other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP;

                           (c) Liens incurred and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (d) deposits made to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory and regulatory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (e) Liens constituting survey exceptions, encumbrances, easements and reservations of, or rights of others for, rights-of-way, zoning and other restrictions as to the use of real properties and other similar encumbrances incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness of the type described in clauses (a)-(d) of the definition thereof and which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                           (f) Liens in favor of the Borrower securing
           Indebtedness of any Subsidiary to the Borrower;

                           (g) Liens encumbering gathering system assets that arise under operation of law incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness of the type described in clauses (a)-(d) of the definition thereof and which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

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

                           (h) Liens reserved in oil and gas mineral leases for bonus or rental payments payable to the lessor thereunder and for compliance with the terms of such leases, provided that the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the Borrower or the applicable Subsidiary, as the case may be, do not exceed, at any time outstanding, the amount owing by the Borrower or any Subsidiary, as applicable, for one month's payments as due thereunder; and PROVIDED, FURTHER, the aggregate amount of obligations secured by Liens permitted by this paragraph (h) shall not exceed, at any time outstanding, $5,000,000;

                           (i) Liens (not otherwise permitted hereunder) on property not included in the Borrowing Base which secure obligations not exceeding $5,000,000 in aggregate principal amount at any time outstanding, provided no such Liens under this clause (i) shall encumber any Capital Stock or other equity interests pledged under the Guarantee and Collateral Agreement;

                           (j) Liens created pursuant to the Security Documents;

                           (k) Liens constituting "Permitted Encumbrances" under and as such term is defined in the respective Mortgages;

                           (l) Liens existing on the date of this Agreement and listed on Schedule 8.3;

                           (m) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements that are customary in the Oil and Gas Business; PROVIDED that the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the Borrower or the applicable Subsidiary, as the case may be, do not exceed, at any time outstanding, the amount owing by the Borrower or any Subsidiary, as applicable, for one month's billed operating expenses or other expenditures attributable to such entity's interest in the Property covered thereby; and PROVIDED, FURTHER, the aggregate amount of obligations secured by Liens permitted by this paragraph (m) shall not exceed, at any time outstanding, $5,000,000; and

                           (n) pre-judgment Liens and judgment Liens not giving rise to an Event of Default; PROVIDED, that the aggregate amount of such Liens permitted by this paragraph (n) shall not exceed, at any time outstanding, $5,000,000.

                  Section 8.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                           (a) Guarantee Obligations with respect to the Senior Subordinated Notes and Permitted Subordinated Refinancing Debt, which Guarantee Obligations

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

           shall contain subordination provisions no less favorable to the Lenders than the subordination provisions with respect to the Senior Subordinated Notes;

                           (b) Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4;

                           (c) Guarantee Obligations by the Borrower or any Subsidiary of Indebtedness of the Borrower or any Wholly-Owned Subsidiary permitted by subsection 8.2;

                           (d) Guarantee Obligations arising under the Loan Documents; and

                           (e) Guarantee Obligations permitted by subsection
           8.8.

                  Section 8.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation as a constituent party, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business except:

                           (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries of the Borrower (provided that the Wholly-Owned Subsidiary or Subsidiaries shall be the continuing or surviving Person);

                           (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets
           (upon voluntary liquidation or otherwise) to the Borrower or any Wholly-Owned Subsidiary;

                           (c) any Wholly-Owned Subsidiary may be merged or consolidated with any Person acquired in connection with a Permitted Business Acquisition, provided such Wholly-Owned Subsidiary shall be the continuing or surviving Person; and

                           (d) the Borrower and its Subsidiaries may effect any transaction permitted by subsections 8.6 and 8.9.

                  Section 8.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any shares of the Borrower's or such Subsidiary's Capital Stock to any Person, except:

                           (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                           (b) the sale of inventory (including Hydrocarbons or other mineral products or surplus) in the ordinary course of business;

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

                           (c) the sale or discount without recourse of Accounts Receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                           (d) as permitted by subsection 8.5;

                           (e) Dispositions not otherwise permitted under this subsection 8.6 of up to $5,000,000 during any six-month period commencing January 1 and ending June 30 or commencing July 1 and ending December 31;

                           (f) a transfer of assets by the Borrower to a Wholly-Owned Subsidiary or by a Wholly-Owned Subsidiary to the Borrower or to another Wholly-Owned Subsidiary;

                           (g) an issuance of capital stock by a Wholly-Owned Subsidiary to the Borrower or to another Wholly-Owned Subsidiary;

                           (h) the Disposition of Oil and Gas Properties not containing Proved Reserves in the ordinary course of business; PROVIDED, that, the aggregate value of Oil and Gas Properties so abandoned, farmed-out or subleased during any six-month period commencing January 1 and ending June 30 or commencing July 1 and ending December 31 shall not exceed $2,500,000;

                           (i) the trade or exchange by the Borrower or any Subsidiary of any Oil and Gas Property or interest therein owned or held by the Borrower or such Subsidiary for any Oil and Gas Property or interest therein owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; PROVIDED, that, that the aggregate value of trades or exchanges permitted by this paragraph (i) shall not exceed $5,000,000 during any six-month period commencing January 1 and ending June 30 or commencing July 1 and ending December 31;

                           (j) the making of an Investment permitted by subsection 8.8 or a Restricted Payment permitted by subsection 8.7;

                           (k) the sale of Oil and Gas Properties in connection with tax credit transactions complying with ss.29 of the Code ("SECTION 29 PROPERTIES"), which sale does not result in a reduction in the Borrower's or its Subsidiaries', as the case may be, right to receive the cash flow from such Oil and Gas Properties and which sale is on terms reasonably acceptable to the Agents; and

                            (l) the issuance to employees of the Borrower or any of its Subsidiaries of shares of Capital Stock of the Borrower, as set forth on Schedule 8.6.

Notwithstanding anything to the contrary contained herein, no sale may be made of the Capital Stock of any Subsidiary, except in connection with the sale of all of its outstanding Capital Stock that is then held by the Borrower and any other Subsidiary.

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                  Section 8.7 LIMITATION ON DIVIDENDS. Declare or pay any
dividend on (other than dividends of its own Capital Stock), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that:

                           (a) any Wholly-Owned Subsidiary may declare and pay dividends to or make other distributions to the Borrower or to any other Wholly-Owned Subsidiary;

                           (b) the Borrower may repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or any Subsidiary held by any of the Borrower's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date hereof; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $2,000,000 in any twelve-month period; and

                           (c) the Borrower may purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower (i) granted prior to June 27, 1997 and held by its former executives or
           (ii) held by employees or former employee as required by any established employee benefit plans or employment agreements.

                  Section 8.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or incur any Guarantee Obligation on behalf or for the benefit of, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (including by the issuance of letters of credit) in (collectively, "INVESTMENTS"), any Person (other than the Borrower or any Wholly-Owned Subsidiary), except:

                           (a) extensions of trade credit in the ordinary course of business;

                           (b) Investments in Cash Equivalents;

                           (c) loans and advances to officers and employees of the Borrower or any Subsidiary for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $2,000,000 at any one time outstanding;

                           (d) Investments constituting Permitted Business Investments, PROVIDED that immediately before and immediately after giving effect thereto the Revolving Credit Loans, the Term Loans and the Letter of Credit Obligations are in compliance with the then current Borrowing Base;

                           (e) Investments constituting Permitted Business Acquisitions; and

                           (f) up to $10,000,000 in the aggregate of Investments (other than any Permitted Business Investments or Permitted Business Acquisitions), provided such Investments are made or entered into in the ordinary course of the Oil and Gas Business.

                  Section 8.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, OTHER MATERIAL AGREEMENTS. (a) (i) Make any payments, optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (other than (x) payment or prepayment of Indebtedness under this Agreement and (y) redemption, defeasance or purchase of Indebtedness represented by the Senior Subordinated Notes at an aggregate cost not to exceed $40,000,000,
(ii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), (iii) make an Asset Sale Offer after receipt of Net Proceeds from an Asset Sale (as such terms are defined in the Senior Subordinated Indenture) unless all Obligations under the Loan Documents have been paid in full and the Commitments hereunder terminated or
(iv) amend the subordination provisions of the Senior Subordinated Notes or any Permitted Subordinated Refinancing Debt; PROVIDED, that as long as no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto, the Borrower may redeem or repurchase Subordinated Indebtedness otherwise permitted by this Agreement with the net cash proceeds from an incurrence of Permitted Subordinated Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Capital Stock or rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  (b) Amend, modify, supplement, waive or terminate, or permit the amendment, modification, supplement, waiver or termination of or to, its articles or certificate of incorporation in any manner materially adverse to the Lenders.

                  (c) Designate any Indebtedness as "Designated Senior Debt" under the Senior Subordinated Indenture without the consent of the Required Lenders.

                  Section 8.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than transactions between or among the Borrower and the Wholly-Owned Subsidiaries) unless such transaction is (a) not prohibited by another provision of this Agreement, (b) in the ordinary course of the Borrower's or the applicable Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or the applicable Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate or, in the event no comparable transaction with an unaffiliated Person is available, on terms that are fair from a financial point of view to the Borrower or the applicable Subsidiary. Notwithstanding the foregoing, the following transactions shall not be deemed to violate this subsection 8.10: (i) the purchase, redemption, acquisition of retirement of Capital Stock pursuant to subsections 8.7(b) and (c); (ii) transactions between or among the Borrower and/or its Wholly-Owned Subsidiaries; (iii) Restricted Payments permitted by subsection 8.7 and Investments that are permitted by the provisions of subsection 8.8; (v) indemnification payments made to officers, directors and employees of the Borrower or its Subsidiaries pursuant to charter, by-law, statutory or contractual provisions; and (vi) reasonable fees and compensation in the ordinary course of business paid to (including issuances and grant of securities and stock options), and employment agreements and stock option and ownership plans for the benefit of, officers, directors or employees of the Borrower or any Subsidiary of the Borrower as determined in good faith by the Borrower's Board of Directors.

                  Section 8.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement (a "SALE AND LEASEBACK TRANSACTION") with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary, other than as set forth on
Schedule 8.11.

                  Section 8.12 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower and its consolidated Subsidiaries to end on a day other than December 31.

                  Section 8.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien, in favor of any of the Agents, the Lenders under the Loan Documents and their respective assignees under the Loan Documents or any Person refinancing all or a portion of the Commitments hereunder, upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  Section 8.14 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the Oil and Gas Business and those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

                  Section 8.15 REDEEMABLE CAPITAL STOCK. Issue any Capital Stock which is mandatorily redeemable, or redeemable at the option of the holder thereof, except such Capital Stock issued and outstanding as of the Effective Date.

                  Section 8.16 FORWARD SALES. Except in accordance with ordinary practice in the Oil and Gas Business, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which the Borrower or any of its Subsidiaries, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

                  Section 8.17 HEDGING AGREEMENTS. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities, PROVIDED that such Hedging Agreements may not be entered into for speculative purposes.

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                          SECTION 9. EVENTS OF DEFAULT.

                  If any of the following events shall occur and be continuing (each an "EVENT OF DEFAULT"):

                           (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                           (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                           (c) The Borrower or any Subsidiary shall default in the observance or performance of any agreement applicable to it contained in subsection 2.5(c) (other than with respect to the last sentence of clause (i) of subsection 2.5(c)), subsections 7.1, 7.5, 7.14, 7.15 or 7.16(i) or Section 8 of this Agreement; or

                           (d) The Borrower or any Subsidiary shall default in the observance or performance of any agreements contained in the following subsections, and such default shall continue unremedied for a period of (i) five (5) consecutive days in respect of subsections 7.7(a) or 7.7(e), (ii) ten (10) consecutive days in respect of the agreements contained in clauses (a) through (g) of subsection 7.2 or subsections 7.10, 7.11, 7.16(ii), 7.16(iii) or 7.18 and (iii) thirty
         (30) consecutive days in respect of subsections 7.2(h), 7.3, 7.4, 7.6, 7.7(b), 7.7(c), 7.7(d), 7.7(f), 7.8, 7.9 or 7.13 or any other agreements under this Agreement or in any other Loan Document (to the extent not otherwise set forth in this Section 9), in each case after the earlier of (x) the Borrower's obtaining knowledge of such default or (y) the receipt by the Borrower of notice thereof from any Agent or any Lender; or

                           (e) The Borrower or any Subsidiary shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, provided that the aggregate principal amount of

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

         all such Indebtedness and Guarantee Obligations which would then become due and payable would equal or exceed $10,000,000; or

                           (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                           (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) an ERISA Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which ERISA Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such ERISA Events or conditions, if any, could have a Material Adverse Effect; or

                           (h) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not paid or covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall

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

         not have been vacated, discharged, stayed or bonded pending appeal within 60 days after the entry thereof; or

                           (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect with respect to any asset with a value in excess of $10,000,000, or any Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                           (j) The subordination provisions contained in any Subordinated Note Document or any other Subordinated Indebtedness shall cease, for any reason, to be in full force and effect, or any Person that is a party thereto or holders of at least 25% the aggregate principal amount of the Senior Subordinated Notes shall so assert; or

                           (k) (i) TPG shall cease to own, directly or indirectly, at least 51% of the voting Capital Stock of the Borrower;
         (ii) the shares of Capital Stock of the Borrower owned directly or indirectly by TPG shall cease to be owned free of Liens and other claims (other than Liens created by the Loan Documents); or (iii) a "Change of Control" (as defined in the Subordinated Note Documents or any other document governing Indebtedness of Parent, the Borrower or any Subsidiary) shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Letters of Credit Obligations), whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Collateral Agent may, or upon the request of the Required Lenders, the Collateral Agent shall, by written notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Collateral Agent may, or upon the request of the Required Lenders, the Collateral Agent shall, by written notice to the Borrower, declare the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Collateral Agent an amount equal to the aggregate then unexpired amount that is available to be drawn under such Letters of Credit. The Borrower hereby grants to the Collateral Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Collateral Agent to the payment of drafts

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

drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired, been cancelled or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired, been cancelled or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Collateral Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Collateral Agent may reasonably request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                               SECTION 10. AGENTS.

                  Section 10.1 APPOINTMENT. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes the Funding Agent, the Collateral Agent and the Administrative Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to subsection 2.2 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for the Agents' inadvertent failure to distribute any such notices or agreements to the Lenders;
(iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Revolving Credit Loans, the Letters of Credit Obligations and the Term Loan payments made by the Borrower, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Revolving Credit Loans, the Term Loans, Agent Advances and the Letters of Credit, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Document; and (viii) subject to subsection 10.3 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Issuing Lender shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

                  Section 10.2 NATURE OF DUTIES. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Loan hereunder or at any time or times thereafter, PROVIDED that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  Section 10.3 RIGHTS, EXCULPATION, ETC. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Note as the holder thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to subsection
11.7 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to such Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or

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

other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to subsection 2.7(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agents is permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  Section 10.4 RELIANCE. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  Section 10.5 INDEMNIFICATION. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the Issuing Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the Issuing Lender in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent or the Issuing Lender under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to subsection 10.8; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from any Agent's or the Issuing Lender's gross negligence or willful misconduct. The obligations of the Lenders under this subsection 10.5 shall survive the payment in full of the Loans and the termination of this Agreement.

                  Section 10.6 AGENTS INDIVIDUALLY. With respect to its Pro Rata Share of the Total Commitment hereunder, the Loans made by it and the Notes issued to or held by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a

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Note. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the Lenders.

                  Section 10.7   SUCCESSOR AGENT.

                           (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent who, in the absence of a continuing Event of Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                           (c) If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, with the consent of the other Agent and, if an Event of Default is not continuing, the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Lenders, with the consent of other Agent and, if an Event of Default is not continuing, the Borrower, appoint a successor Agent as provided above.

                  Section 10.8   COLLATERAL MATTERS.

                           (a) Any Agent may from time to time, make such disbursements and advances ("AGENT ADVANCES") which such Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in subsection 11.4. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The applicable Agent shall notify each Lender, the other Agent and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to subsection 10.5, each Lender agrees that it shall make available to the applicable Agent, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to

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         such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to such Agent by such Lender such Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate.

                           (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting the Disposition of property in compliance with subsection 11.20; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.8(b).

                           (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in subsection 10.8(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under subsection 10.8(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; PROVIDED, HOWEVER, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                           (d) The Collateral Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this subsection 10.8 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender.

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                           (e) The parties hereby agree that no Revolving Credit
         Loans shall constitute, or be deemed to constitute, "any part of the mortgage debt" as such phrase is used in Section 1301 of the New York Real Property Actions and Proceedings Law.

                  Section 10.9 COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement (or any joinder hereto or any Assignment hereunder) agrees that, in the event it shall hold any monies or other investments on account of the Borrower or any other Loan Party, such monies or other investments shall be held in the name and under the control of such Lender, and such Lender shall hold such monies or other investments as a collateral sub-agent for the Collateral Agent under this Agreement and the other Loan Documents. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

                  Section 10.10 RIGHTS OF AGENTS. Each of the Agents agree that any rights granted to the Agents with respect to reviewing, monitoring or valuing the Collateral or the Borrowing Base shall be performed by a single Agent, determined by the Agents, without the other Agent duplicating the work performed by the Agent initially performing such work.

                           SECTION 11. MISCELLANEOUS.

                  Section 11.1 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

                  Belden & Blake Corporation
                  5200 Stoneham Road
                  North Canton, Ohio  47720
                  Attention:  Joseph M. Vitale, Esq.

                  Telephone:  330-499-1660
                  Telecopier:  330-498-5926

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention:  James F. Munsell, Esq.

                  Telephone:  212-225-2000
                  Telecopier:  212-225-3999

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                  if to the Collateral Agent or the Administrative Agent, to it
                  at the following address:

                  Ableco Finance LLC
                  450 Park Avenue, 28th Floor
                  New York, New York  10022
                  Attention:  Kevin P. Genda

                  Telephone:  212-891-2100
                  Telecopier:  212-891-1541

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, New York  10022
                  Attention:  Frederic L. Ragucci, Esq.

                  Telephone:  212-756-2000
                  Telecopier:  212-593-5955

                  if to the Funding Agent, to it at the following address:

                  2450 Colorado Avenue
                  Suite 3000 West
                  Santa Monica, California  90404
                  Attention:  Business Finance Division Manager

                  Telephone:  310-453-7300
                  Telecopier:  310-478-9788

                  with a copy to:

                  Brobeck Phleger & Harrison LLP
                  550 South Hope Street
                  Los Angeles, California  90071
                  Attention:  John F. Hilson, Esq.

                  Telephone:  213-745-3700
                  Telecopier:  213-239-1324

                  or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this subsection 11.1. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the Issuing Lender pursuant to Sections 2 and 3 shall not be effective until received by such Agent or the Issuing Lender, as the case may be.

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

                  Section 11.2 AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement or any Note, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agents with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given PROVIDED, HOWEVER, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents and except as permitted pursuant to subsections 8.6(e) and (h)), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Guarantor, (vi) amend, modify or waive subsection 4.4 or this subsection 11.2 of this Agreement, or (vii) amend the definition of "Borrowing Base", "PV-10 Value", "Proved Developed Producing Reserves", "Proved Developed Non-Producing Reserves", "Proved Undeveloped Reserves", "Proved Reserves", "NYMEX Strip Price", "Reserve Report", "Total Reserve Value" and "Basis Differential", in each case without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                  (b) The Funding Agent and Foothill, in its capacity as a Lender, on the one hand, and the Collateral Agent and the Administrative Agent and Ableco and its Affiliates, in its capacity as a Lender, on the other hand, have executed an agreement on the Effective Date pursuant to which the Funding Agent, Foothill, the Collateral Agent, the Administrative Agent and Ableco and its Affiliates have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Funding Agent, Foothill, the Collateral Agent, and Ableco and its Affiliates, with respect to such matters, are subject to such Agreement. Notwithstanding the foregoing, the Borrower may rely on any written consent or notice given one of by the Agents pursuant to the terms of this Agreement.

                  Section 11.3 NO WAIVER; REMEDIES, ETC. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

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

                  Section 11.4 EXPENSES; TAXES; ATTORNEYS' FEES. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of the Agents (and, in the case of clauses (c) through (m) below, the Lenders), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable out-of-pocket fees, costs, client charges and expenses of counsel for the Agents (and, in the case of clauses (c) through (m) below, the Lenders), accounting, engineering, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviews, mortgage reviews, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to this Agreement or the review of any of the agreements, instruments and documents referred to in this Agreement, (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agents or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against the Borrower and each other Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agents or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower or any other Loan Party,
(j) the receipt by the Agents or the Lenders of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower and each other Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Materials of Environmental Concern on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Materials of Environmental Concern present or arising out of the operations of any facility of the Borrower and any other Loan Party, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Agents and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, provided, that the Agents and the Lenders acknowledge that no such fees are due or owed to them or their agents as of the Effective Date, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such

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

covenant or agreement, and the expenses of the such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

                  Section 11.5 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all obligations of either now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 11.6 SEVERABILITY. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 11.7   ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement and the Notes shall be binding upon and inure to the benefit of the Borrower and the other Loan Parties and each Agent and each Lender and their respective successors and assigns; PROVIDED, HOWEVER, that each of the Borrower and the other Loan Parties may not assign or transfer any of their rights hereunder, or under the Notes, without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may, with the written consent of the Collateral Agent (which consent is not required for assignments to Affiliates of Lender), assign to one or more other lenders or other entities, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it, the Notes held by it and its Pro Rata Share of Letter of Credit Obligations); PROVIDED, HOWEVER, that (i) if such assignment is not to an Affiliate of such Lender, such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment),
(ii) such assignment shall be pro rata in respect of such Lender's Revolving Credit Commitment and Term Loan Commitments, (iii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any Note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 and (iv) no assignee shall be entitled to increased costs or additional amounts under subsections 4.5 and 2.8, respectively, in an amount which is greater than the amount of the increased costs or additional amounts which the assigning Lender is entitled to receive thereunder, PROVIDED, HOWEVER, that, in the absence of a continuing Event of Default, Ableco and its Affiliates shall at all times retain no less than 50% of the Total Commitment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (i) By executing and delivering an Assignment and
Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any of their Subsidiaries or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the Assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                           (ii) The Collateral Agent shall maintain, or cause to
be maintained at its offices, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "AGENT REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Agent Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (iii) Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with the Notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and

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

Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower, (iii) record the information contained therein in the Agent Register, and (iv) prepare and distribute to each Lender and the Borrower a revised Schedule 1.1(a) hereto after giving effect to such assignment, which revised Schedule 1.1(a) shall replace the prior Schedule 1.1(a) and become part of this Agreement.

                           (iv) A Registered Loan (and the Registered Note, if
any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Agents shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                           (v) In the event that any Lender sells participations
in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "PARTICIPANT REGISTER"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                           (vi) Any foreign Person who purchases or is assigned
or participates in any portion of such Loan shall provide the Collateral Agent (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other Affiliate who is a holder of beneficial interests in the Loan.

                  (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); PROVIDED, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, (iii) a participant shall not be considered a "Lender" for any purpose under this Agreement or any other Loan Document and (iv) a participant shall not be entitled to

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

require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, or (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or the Borrower or any Guarantor (except as set forth in subsection
10.8 of this Agreement or any Loan Document).

                  Section 11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.9 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  SECTION 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPT IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.1, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH

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

LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  SECTION 11.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENTS AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

                  Section 11.12 CONSENT BY THE AGENTS AND LENDERS. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "ACTION") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower and any other Loan Party are parties and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  Section 11.13 NO PARTY DEEMED DRAFTER. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

                  Section 11.14 REINSTATEMENT; CERTAIN PAYMENTS. If any claim is ever made upon any Agent, any Lender or the Issuing Lender for repayment or recovery of any amount or amounts received by such Agent, such Lender or the Issuing Lender in payment or on account of any of the Obligations, such Agent, such Lender or the Issuing Lender shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent, such Lender or the Issuing Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the Issuing Lender or any of their property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the Issuing Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Note or other instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the Issuing Lender hereunder for the amount so repaid or recovered to the same extent as

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if such amount had never originally been received by such Agent, such Lender or the Issuing Lender.

                  Section 11.15. INDEMNIFICATION. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender, the Issuing Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower or the Issuing Lender's issuing of Letters of Credit for the account of the Borrower under this Agreement, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection 11.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account, PROVIDED, FURTHER, that Indemnified Matters described in subsection 2.8 or 4.5 shall be subject to respective the limitations as set forth therein. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this subsection 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

                  Section 11.16 RECORDS. The unpaid principal of and interest on the Notes, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to subsection 2.6 hereof, including, without limitation, the Closing Fee, Loan Servicing Fee, the Draw Down Fee, the Unused Line Fee and the Letter of Credit Fee shall at all times be ascertained from the records of the Collateral Agent, which shall be conclusive and binding absent manifest error.

                  Section 11.17 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and when the conditions precedent set forth in subsection 6.1 hereof have been satisfied or waived in writing by the Collateral Agent, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender, and their respective successors and assigns, except that the Parent and the Borrower shall not have the right to assign their rights hereunder or any interest herein

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

without the prior written consent of each Lender, and any assignment by any Lender shall be governed by subsection 11.7 hereof.

                  Section 11.18 CONFIDENTIALITY. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties,
(iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this subsection 11.18. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; PROVIDED that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

                  Section 11.19 NO NOVATION. This Amended and Restated Credit Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Obligations or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amended and Restated Credit Agreement shall be construed as a release or other discharge of any Borrower, Guarantor or any other Loan Party under the Existing Credit Agreement (including the Collateral and Guarantee Agreement and the Parent Pledge Agreements) from any of its obligations and liabilities as a "Borrower", "Guarantor" or "Loan Party" thereunder. The Borrower and each other Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Amended and Restated Credit Agreement all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Amended and Restated Credit Agreement; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit

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

of the Lenders, or to grant to the Collateral Agent for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of the Borrower, the Guarantors or any other Loan Party from time to time existing in respect of the Existing Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

                  Section 11.20. INTEREST. It is the intention of the parties hereto that the Agents and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agents or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agents or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agents or any Lender that is contracted for, taken, reserved, charged or received by the Agents or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agents or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agents or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agents or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agents or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agents or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agents or such Lender to the Borrower). All sums paid or agreed to be paid to the Agents or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agents or such Lender, be amortized prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (i) the amount of interest payable to the Agents or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agents or such Lender pursuant to this subsection 11.20 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agents or such Lender would be less than the amount of interest payable to the Agents or such Lender computed at the Highest Lawful Rate applicable to the Agents or such Lender, then the amount of interest payable to the Agents or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agents or such Lender until the total amount of interest payable to the Agents or such Lender shall equal the total amount of interest which would have been payable to the Agents or such Lender if the total amount of interest had been computed without giving effect to this subsection 11.20.

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

                  For purposes of this subsection 11.20, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  Section 11.21     RELEASES OF COLLATERAL.

                  (a) Upon the request of the Borrower made in connection with any Disposition permitted pursuant to subsections 8.6(e) and (h), PROVIDED that the Net Cash Proceeds of any such Disposition are deposited into a Collection Account or a Lockbox, the Collateral Agent shall, at the expense of the Borrower, release, without recourse, representation and warranty, its Lien on any such Collateral. Notwithstanding anything to the contrary, the Collateral Agent shall not have any obligation to release its Lien on any such Collateral if the Collateral Agent determines, in its sole discretion exercised reasonably, that the conditions of this clause (a) of subsection 11.21 have not been satisfied.

                  (b) The Borrower may exercise its rights under this subsection
11.21 at any time during the term of this Agreement in connection with a Disposition permitted under subsections 8.6(e) or (h) by delivering to the Collateral Agent, not less than ten (10) Business Days prior to the date of the proposed Disposition, a certificate substantially in the form of Exhibit G hereto (the "RELEASE CERTIFICATE") executed by a Responsible Officer of the Borrower which shall refer to this subsection 11.21 and any document that the Borrower is requesting the Collateral Agent to sign in connection with any such proposed release, to be accompanied by a counterpart of any such document executed and acknowledged by all parties thereto (if any) other than the Collateral Agent (and in form for execution by the Collateral Agent). The Release Certificate shall certify (i) that as of the date of the Release Certificate, both immediately before and immediately after giving effect to such requested release (x) no Default or Event of Default has occurred and is continuing both immediately before and immediately after giving effect to such Disposition and (y) the sum of the aggregate principal amount of the Loans and the aggregate Letter of Credit Obligations do not exceed the then current Borrowing Base, (ii) the amount of such Net Cash Proceeds to be received together with, in the case of any Disposition or series of related Dispositions resulting in the receipt by the Borrower or its Subsidiaries of cash proceeds in excess of $1,000,000, a reasonably detailed statement of all cash proceeds of property or assets owed to third parties, (iii) that such Net Cash Proceeds have been, or, as a condition to the requested release, will be, deposited into a Collection Account or a Lockbox, (iv) prior to or simultaneously with such requested release by the Borrower and the delivery by the Collateral Agent of any documents relating thereto, the Funding Agent shall have received such payment, (v) if such Collateral constitutes Oil and Gas Properties, immediately prior to and after giving effect to such release, (x) if the Total Reserve Value is less than $150,000,000, Oil and Gas Properties of the Borrower and the Eligible Guarantors representing at least 85% of the PV-10 Value of the total Oil and Gas Properties of the Borrower and the Eligible Guarantors included in the most recently delivered Reserve Report are and will be subject to a perfected first

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priority security interest in favor of the Collateral Agent and (y) the value of such property to be released pursuant to this subsection 11.2, together will all other Oil and Gas Properties of the Borrower and the Eligible Guarantors released pursuant to this subsection 11.21 during the six-month period commencing January 1 and ending June 30 or commencing July 1 and ending December 31, does not and will not exceed $5,000,000.

            SECTION 12. MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS
                        RECEIVABLE AND OTHER COLLATERAL.

                  Section 12.1 COLLECTION OF ACCOUNTS RECEIVABLE; MANAGEMENT OF COLLATERAL. (a) On or prior to the date which is forty-five (45) days after the Effective Date, the Borrower shall have assisted the Funding Agent, and shall have caused the establishment of (and during the term of this Agreement, shall continue to assist in maintaining), (i) one or more lockboxes in the name of the Funding Agent and identified on Schedule 12.1 hereto (collectively, the "LOCKBOXES") with the financial institutions set forth on Schedule 12.1 hereto or such other financial institutions selected by the Borrower and acceptable to the Funding Agent in its sole discretion (each being referred to as a "LOCKBOX BANK"), and (ii) an account (a "COLLECTION ACCOUNT" and, collectively, the "COLLECTION ACCOUNTS") in the name of the Collateral Agent with each Lockbox Bank. The Borrower shall irrevocably instruct their Account Debtors, with respect to Accounts Receivable of the Borrower, to remit all payment to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payments as directed by the Funding Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Funding Agent has advised the Borrower to the contrary after the occurrence and during the continuance of an Event of Default, the Borrower may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Borrower for the Funding Agent's benefit and on the Funding Agent's behalf, but at the Borrower's expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of any Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Borrower from any Account Debtor and all Net Cash Proceeds, received pursuant to an event described in subsection 2.5(c)(iv), as the case may be, shall be held by the Borrower in trust for the Agents and the Lenders and upon receipt be deposited by the Borrower in original form and no later than the next Business Day after receipt thereof into a Collection Account; PROVIDED, that, in the absence of a continuing Event of Default, the Borrower may retain and not deposit into a Collection Account or a Lockbox not more than $100,000 of such collections in any calendar month. The Borrower shall not commingle such collections with the Borrower's own funds or the funds of any Subsidiary or Affiliate of the Borrower or with the proceeds of any assets not included in the Collateral. The Funding Agent shall charge the Loan Account on the last day of each month with one (1) collection days for all funds to be sent to the Payment Office to be credited to the Funding Agent's Account. The effect of such "one collection days" being charged in the preceding sentence is the equivalent of charging one Business Day of interest on such collections. Prior to the occurrence and continuance of an Event of Default, at least 73% of all funds, and during the existence of an Event of Default, all funds, received in the Collection Account shall be sent by wire transfer or Automated Clearing House Inc. payment to the Payment Office which will be credited to the Funding Agent's Account for application at the end

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of each Business Day to reduce the then principal balance of the Revolving
Credit Loans, and, if no Revolving Credit Loans are outstanding, the Term Loans, conditional upon final payment to the Funding Agent. No checks, drafts or other instrument received by the Funding Agent shall constitute final payment to the Funding Agent unless and until such instruments have actually been collected.

                  (b) After the occurrence and during the continuance of an Event of Default, any Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agents shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without prior written consent of the Agents, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default.

                  (c) The Borrower hereby appoints each Agent or its designee on behalf of such Agent as the Borrower's attorney-in-fact with power exercisable during the continuance of any Event of Default to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign the Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivables, to send verification of Accounts Receivable, and, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                  (d) Nothing herein contained shall be construed to constitute any Agent as agent of the Borrower for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agents constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agents constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any

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contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

                  (e) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Agents are hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor. The Borrower shall notify the Agents if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

                  (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

                  Section 12.2 ACCOUNTS RECEIVABLE DOCUMENTATION. At such intervals as the Agents may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Borrower shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in subsection 12.3. The items to be provided under this subsection 12.2 are to be in form reasonably satisfactory to the Agents and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Borrower's failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with copy of such re-billing, identifying the same as such. If the Borrower becomes aware of anything materially detrimental to any of the Borrower's customers' credit, the Borrower will promptly advise the Agents thereof.

                  Section 12.3 STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens except in the favor of the Collateral Agent for the benefit of the Lenders or otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the such Loan Party; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as

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

may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agents, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Accounts Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) such Loan Party shall immediately notify the Agents if any accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Agents and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; and (m) such Loan Party is not and shall not be entitled to pledge the Agents' or the Lenders' credit on any purchases or for any purpose whatsoever.

                  Section 12.4. COLLATERAL CUSTODIAN. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Collateral Agent's and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           BELDEN & BLAKE CORPORATION



                                           By: /s/ Robert W. Peshek
                                              ---------------------------------
                                              Title: Vice President, Finance
                                                     and Chief Financial Officer

                                           Name: Robert W. Peshek

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

                                     ABLECO FINANCE LLC, as Collateral Agent and
                                        Administrative Agent


                                     By: /s/ Kevin P. Genda
                                        ---------------------------------
                                        Title: Sr. Vice President


                                     FOOTHILL CAPITAL CORPORATION, as
                                        Funding Agent


                                     By: /s/ Rhonda B. Foreman
                                        ---------------------------------
                                        Title: Senior Vice President


                                     ABLECO FINANCE LLC, as Lender


                                     By: /s/ Kevin P. Genda
                                        ---------------------------------
                                        Title: Sr. Vice President


                                     FOOTHILL CAPITAL CORPORATION, as Lender


                                     By: /s/ Rhonda B. Foreman
                                        ---------------------------------
                                        Title: Senior Vice President


                                     FOOTHILL INCOME TRUST, L.P., as Lender,


                                     By:      FIT GP, LLC,
                                              its general partner



                                     By: /s/ Dennis R. Ascher
                                        ---------------------------------
                                        Title: Manager Member

                                     100